                                                                   EXHIBIT 10.14

================================================================================


                                   $90,000,000

                                CREDIT AGREEMENT

                                      among

                          GABRIEL COMMUNICATIONS, INC.,

                     GABRIEL COMMUNICATIONS FINANCE COMPANY,
                                  as Borrower,

                               The Several Lenders
                        from Time to Time Parties Hereto,

                                       and

                       CANADIAN IMPERIAL BANK OF COMMERCE,
                             as Administrative Agent


                          Dated as of October 28, 1999


================================================================================

                            CIBC WORLD MARKETS CORP.
                                BARCLAYS CAPITAL
                      GENERAL ELECTRIC CAPITAL CORPORATION
                                       and
                        CAPITAL SYNDICATION CORPORATION,
                  an affiliate of Newcourt Credit Group, Inc.,
                                  as Arrangers

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1.  DEFINITIONS........................................................1
         1.1   Defined Terms...................................................1
         1.2   Other Definitional Provisions..................................24

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS...................................24
         2.1   Term Commitments...............................................24
         2.2   Procedure for Term Loan Borrowing..............................24
         2.3   Repayment of Term Loans........................................25
         2.4   Revolving Commitments..........................................25
         2.5   Procedure for Revolving Loan Borrowing.........................26
         2.6   Commitment Fees, etc. .........................................26
         2.7   Termination and Reduction of Commitments.......................27
         2.8   Optional Prepayments...........................................27
         2.9   Mandatory Prepayments and Commitment Reductions................27
         2.10  Conversion and Continuation Options............................29
         2.11  Limitations on Eurodollar Tranches.............................29
         2.12  Interest Rates and Payment Dates...............................29
         2.13  Computation of Interest and Fees...............................30
         2.14  Inability to Determine Interest Rate...........................30
         2.15  Pro Rata Treatment and Payments................................31
         2.16  Requirements of Law............................................32
         2.17  Taxes..........................................................33
         2.18  Indemnity......................................................35
         2.19  Change of Lending Office.......................................36
         2.20  Replacement of Lenders.........................................36

SECTION 3.  REPRESENTATIONS AND WARRANTIES....................................36
         3.1   Financial Condition............................................36
         3.2   No Change......................................................37
         3.3   Corporate Existence; Compliance with Law.......................37
         3.4   Corporate Power; Authorization; Enforceable Obligations........37
         3.5   No Legal Bar; Regulatory Authorizations........................38
         3.6   Litigation.....................................................38
         3.7   No Default.....................................................39
         3.8   Ownership of Property; Liens...................................39
         3.9   Intellectual Property..........................................39
         3.10  Taxes..........................................................39
         3.11  Federal Regulations............................................39
         3.12  Labor Matters..................................................39
         3.13  ERISA..........................................................40

         3.14  Investment Company Act.........................................40
         3.15  Subsidiaries...................................................40
         3.16  Use of Proceeds................................................40
         3.17  Environmental Matters..........................................41
         3.18  Accuracy of Information, etc...................................42
         3.19  Security Documents.............................................42
         3.20  Solvency.......................................................42
         3.21  Year 2000 Matters..............................................43
         3.22  Regulation H...................................................43
         3.23  Certain Documents..............................................43
         3.24  Venture Investors..............................................43

SECTION 4.  CONDITIONS PRECEDENT..............................................43
         4.1   Conditions to Effectiveness....................................43
         4.2   Conditions to Each Loan........................................46

SECTION 5.  AFFIRMATIVE COVENANTS.............................................47
         5.1   Financial Statements...........................................47
         5.2   Certificates; Other Information................................48
         5.3   Payment of Obligations.........................................50
         5.4   Maintenance of Existence; Compliance...........................50
         5.5   Maintenance of Property; Insurance.............................50
         5.6   Inspection of Property; Books and Records; Discussions.........50
         5.7   Notices........................................................51
         5.8   Environmental Laws.............................................51
         5.9   Interest Rate Protection.......................................52
         5.10  Additional Collateral, etc.....................................52
         5.11  24-Market Reporting Requirement................................53

SECTION 6.  NEGATIVE COVENANTS OF THE BORROWER................................53
         6.1   Financial Condition Covenants..................................53
         6.2   Indebtedness...................................................56
         6.3   Liens..........................................................56
         6.4   Fundamental Changes............................................57
         6.5   Disposition of Property........................................57
         6.6   Restricted Payments............................................58
         6.7   Capital Expenditures...........................................59
         6.8   Investments....................................................60
         6.9   Optional Payments Under and Modifications of Certain
                Agreements. ..................................................60
         6.10  Transactions with Affiliates...................................61
         6.11  Sales and Leasebacks...........................................61
         6.12  Changes in Fiscal Periods......................................61
         6.13  Negative Pledge Clauses........................................61
         6.14  Clauses Restricting Subsidiary Distributions...................62
         6.15  Lines of Business..............................................62

         6.16  Entry Into Additional Markets..................................62

SECTION 6A.  NEGATIVE COVENANTS OF THE PARENT.................................62
         6A.1. Financial Condition Covenants..................................62
         6A.2. Indebtedness...................................................63
         6A.3. Lines of Business..............................................63
         6A.4. Negative Pledge Clauses........................................63
         6A.5. Changes in Fiscal Periods......................................64
         6A.6. No Expenditures of Unfunded 24-Market Amount...................64

SECTION 7.  EVENTS OF DEFAULT.................................................64

SECTION 8.  THE ADMINISTRATIVE AGENT..........................................68
         8.1   Appointment....................................................68
         8.2   Delegation of Duties...........................................68
         8.3   Exculpatory Provisions.........................................68
         8.4   Reliance by Administrative Agent...............................69
         8.5   Notice of Default..............................................69
         8.6   Non-Reliance on Administrative Agent and Other Lenders.........69
         8.7   Indemnification................................................70
         8.8   Administrative Agent in Its Individual Capacity................70
         8.9   Successor Administrative Agent.................................71

SECTION 9.  MISCELLANEOUS.....................................................71
         9.1   Amendments and Waivers.........................................71
         9.2   Notices........................................................72
         9.3   No Waiver; Cumulative Remedies.................................73
         9.4   Survival of Representations and Warranties.....................73
         9.5   Payment of Expenses and Taxes..................................73
         9.6   Successors and Assigns; Participations and Assignments.........74
         9.7   Adjustments; Set-off...........................................77
         9.8   Counterparts...................................................77
         9.9   Severability...................................................77
         9.10  Integration....................................................77
         9.11  GOVERNING LAW..................................................78
         9.12  Submission To Jurisdiction; Waivers............................78
         9.13  Acknowledgements...............................................78
         9.14  Releases of Guarantees and Liens...............................79
         9.15  Confidentiality................................................79
         9.16  WAIVERS OF JURY TRIAL..........................................80

ANNEX:

A           Pricing Grid


SCHEDULES:

1.1A        Commitments
1.1B        Venture Investors
3.4         Consents, Authorizations, Filings and Notices
3.15        Subsidiaries
3.19(a)     UCC Filing Jurisdictions
4.2         Existing  Leased Premises
6.16A       Initial Markets
6.16B       Additional Markets
6A.2(a)     Existing Parent Indebtedness


EXHIBITS:

A           Form of Guarantee and Collateral Agreement
B           Form of Capital Call Agreement
C           Form of Lockbox Agreement
D           Form of Compliance Certificate
E-1         Form of Closing Certificate
E-2         Form of Secretary's Certificate
F           Form of Assignment and Acceptance
G           Form of Exemption Certificate
H           Form of Monthly Summary Market Information
I           Form of Management Agreement
J           Form of Opinion of Bryan Cave LLP
K           Form of Opinion of Morrison & Foerster LLP
L           Form of Note Evidencing Permitted Borrower Subordinated Indebtedness
M           Form of Landlord Waiver and Consent

                  CREDIT AGREEMENT, dated as of October 28, 1999, among GABRIEL COMMUNICATIONS, INC., a Delaware corporation (the "Parent"), GABRIEL COMMUNICATIONS FINANCE COMPANY, a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), and CANADIAN IMPERIAL BANK OF COMMERCE ("CIBC"), as Administrative Agent.

                  The parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

                  "ABR": for any day, a rate per annum equal to the greater of
(a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by CIBC as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by CIBC in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

                  "Additional Capital": as defined in Section 6.16.

                  "Adjustment Date":  as defined in the Pricing Grid.

                  "Administrative Agent": CIBC, together with its affiliates, as the Administrative Agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

                  "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Aggregate Exposure": with respect to any Lender at any time, an amount equal to the sum of (a) the aggregate undrawn amount of such Lender's Commitments at such time and (b) the aggregate principal amount of such Lender's Term Loans and Revolving Loans then outstanding.

                  "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

                  "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Applicable Margin": (a) until the Borrower shall have delivered Compliance Certificates pursuant to Section 5.2(b) indicating that the Consolidated Borrower EBITDA has been greater than zero for a period of two consecutive fiscal quarters (the "Positive EBITDA Date"), (i) until the Borrower shall have achieved four Completed Markets (the "Completed Market Target Date"),
(x) 3.25%, in the case of ABR Loans, and (y) 4.25%, in the case of Eurodollar Loans, and (ii) from and after the Completed Market Target Date, (x) 3.00%, in the case of ABR Loans, and (y) 4.00%, in the case of Eurodollar Loans, and (b) from and after the first Adjustment Date occurring after the Positive EBITDA Date, a percentage determined pursuant to the Pricing Grid.

                  "Approved Fund": with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Asset Sale": any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by clause
(a), (b), (c) or (d) of Section 6.5) that yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $50,000.

                  "Assignee":  as defined in Section 9.6(c).

                  "Assignment and Acceptance": an Assignment and Acceptance, substantially in the form of Exhibit F.

                  "Assignor":  as defined in Section 9.6(c).

                  "Available Revolving Commitment": as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment then in effect over (b) the aggregate principal amount of such Lender's Revolving Loans then outstanding.

                  "Available Term Commitment": as to any Term Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Term Commitment then in effect over (b) the aggregate amount of such Lender's Term Loans made under such Term Loan Commitment.

                  "Benefitted Lender":  as defined in Section 9.7(a).

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor to its jurisdiction).

                  "Borrower":  as defined in the preamble hereto.

                  "Borrower Debt-to-Contributed Capital Ratio": on any date, the ratio of Consolidated Borrower Total Debt on such date to Contributed Capital on such date.

                  "Borrowing Date": any Business Day specified by the Borrower in accordance with the terms hereof as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

                  "Borrower's Telecommunications Business": the business of (a) transmitting, or providing services related to the transmission of, voice, fax, video or data through owned or leased transmission equipment, facilities and services, including the sale or lease of related network equipment to customers,
(b) providing Internet access, web hosting and design, E-commerce solutions and content products and services and (c) evaluating, participating or pursuing any other activity or opportunity that is ancillary or complementary to any activity described in clause (a) or (b) of this definition.

                  "Business":  as defined in Section 3.17(b).

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "Business Plan":  as defined in Section 4.1(c).

                  "Capital Call Agreement": the Capital Call Agreement to be executed and delivered by the Parent, the Borrower and the Administrative Agent, substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Capital Expenditures": for any period, with respect to the Borrower and its Subsidiaries, the aggregate of all expenditures by the Borrower and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets (including capital costs related to the acquisition of FCC and PUC licenses and permits) or additions to property, plant or equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of the Borrower and its Subsidiaries; provided, however, that no consideration paid for or related to the acquisition of any Regulatory Authorization (other than an FCC or PUC license) necessary for the establishment of a CLEC and no capitalized interest or financing expense shall be treated as a Capital Expenditure nor shall any expenditure of any Reinvestment Deferred Amount be treated as a Capital Expenditure if used to acquire assets used or useful in the Borrower's Telecommunications Business.

                  "Capital Lease Obligations": as to the Borrower and its Subsidiaries, the obligations of the Borrower and its Subsidiaries to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a consolidated balance sheet of the Borrower and its Subsidiaries under GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, bankers' acceptances, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within nine months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds at least 95% of the assets of which are invested in the types of investments satisfying the requirements of clauses (a) through (f) of this definition.

                  "CIBC":  as defined in the preamble hereto.

                  "CLEC":  a competitive local exchange carrier.

                  "Closing Date":  as defined in Section 4.1.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Commitment": as to any Lender, the sum of the Term Commitment and the Revolving Commitment of such Lender, and "Commitments" means the Term Commitments and the Revolving Commitments of all Lenders in the aggregate.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

                  "Communications Act": the Communications Act of 1934, as amended (including, without limitation, the Telecommunications Act of 1996), or any successor statute or statutes thereto, and all regulations thereunder, in each case as from time to time in effect.

                  "Communications Licenses": all licenses, authorizations, certifications, waivers and permits required from the FCC, any PUC or any other relevant Governmental Authority acting under applicable law or regulations pertaining to or regulating Borrower's Telecommunications Business.

                  "Completed Market": any Market in which the Borrower or any of its Subsidiaries (a) has deployed switches and network equipment for the provision of CLEC telephony service, data transport, internet access and other related services, (b) is switching paid traffic through its own facilities and
(c) has sales, customer service and billing systems operational.

                  "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit D.

                  "Consolidated Borrower EBITDA": for any period, Consolidated Borrower Net Income for such period plus, without duplication and to the extent deducted in determining such Consolidated Borrower Net Income for such period, the sum of (a) income tax expense and, to the extent based upon income, franchise tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring non-cash expenses or losses, and (f) any other non-cash charges, and minus, to the extent included in determining such Consolidated Borrower Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or non-recurring income or gains and (c) any other non-cash income, all as determined on a consolidated basis. For the purposes of calculating Consolidated Borrower EBITDA for any period in connection with any determination of the Consolidated Borrower Leverage Ratio, (i) if at any time during such period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated Borrower EBITDA for such period shall be reduced by an amount equal to the Consolidated Borrower EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such period or increased by an amount equal to the Consolidated Borrower EBITDA (if negative) attributable thereto for such period and (ii) if during such period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated Borrower EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such period. As used in this definition, "Material Acquisition" and "Material Disposition" mean, respectively, any acquisition or disposition of property or series of related acquisitions or dispositions of property that comprises all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person.

                  "Consolidated Borrower Leverage Ratio": as at the last day of any period of two consecutive fiscal quarters, the ratio of (a) Consolidated Borrower Total Debt on such day to (b) two times Consolidated Borrower EBITDA for such period.

                  "Consolidated Borrower Net Income": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the aggregate amount of reciprocal compensation receivable with respect to calls terminated to Internet service providers and accrued by the Borrower and its Subsidiaries during such period (except to the extent of the net amount thereof actually received by the Borrower and its Subsidiaries during such period in cash), (b) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (c) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (d) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

                  "Consolidated Borrower Total Debt": at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries (other than Permitted Borrower Subordinated Indebtedness) at such date, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Current Assets": at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

                  "Consolidated Current Liabilities": at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and

(b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans to the extent otherwise included therein.

                  "Consolidated Interest Coverage Ratio": at any date, the ratio of (a) Consolidated Borrower EBITDA for the six-month period ended on such date to (b) Consolidated Interest Expense for such period.

                  "Consolidated Interest Expense": for any period, the sum, without duplication, of (a) total cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP) and (b) the amount of dividends paid by the Borrower to Parent during such period which dividends were permitted to be paid pursuant to Section 6.6(b)(i).

                  "Consolidated Parent Capitalization": at any date, the sum of Consolidated Parent Total Debt and Consolidated Parent Equity Capital.

                  "Consolidated Parent Debt-to-Capitalization Ratio": at any date of determination, the ratio (expressed as a percentage) of (a) Consolidated Parent Total Debt on such date of determination to (b) the Consolidated Parent Capitalization on such date of determination.

                  "Consolidated Parent EBITDA": for any period, Consolidated Parent Net Income for such period plus, without duplication and to the extent deducted in determining such Consolidated Parent Net Income for such period, the sum of (a) income tax expense and, to the extent based upon income, franchise tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring non-cash expenses or losses and (f) any other non-cash charges, and minus, to the extent included in determining of such Consolidated Parent Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or non-recurring income or gains and (c) any other non-cash income, all as determined on a consolidated basis. For the purposes of calculating Consolidated Parent EBITDA for any period in connection with any determination of the Consolidated Parent Leverage Ratio, (i) if at any time during such period the Parent or any of its Subsidiaries shall have made any Material Disposition, the Consolidated Parent EBITDA for such period shall be reduced by an amount equal to the Consolidated Parent EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such period or increased by an amount equal to the Consolidated Parent EBITDA (if negative) attributable thereto for such period and (ii) if during such period the Parent or any of its Subsidiaries shall have made a Material Acquisition, Consolidated Parent EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such period. As used in this definition, "Material

Acquisition" and "Material Disposition" mean, respectively, any acquisition or disposition of property or series of related acquisitions or dispositions of property that comprise all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person.

                  "Consolidated Parent Equity Capital": at any date, the aggregate amount of paid in equity capital of Parent on a consolidated basis, excluding any accumulated deficit.

                  "Consolidated Parent Leverage Ratio": as at the last day of any period of two consecutive fiscal quarters, the ratio of (a) Consolidated Parent Total Debt on such day to (b) two times Consolidated Parent EBITDA for such period.

                  "Consolidated Parent Net Income": for any period, the consolidated net income (or loss) of the Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the aggregate amount of reciprocal compensation receivable with respect to calls terminated to Internet service providers and accrued by the Parent and its Subsidiaries during such period (except to the extent actually received by the Parent and its Subsidiaries during such period in cash), (b) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Parent or is merged into or consolidated with the Parent or any of its Subsidiaries, (c) the income (or deficit) of any Person (other than a Subsidiary of the Parent) in which the Parent or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Parent or such Subsidiary in the form of dividends or similar distributions and (d) the undistributed earnings of any Subsidiary of the Parent to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

                  "Consolidated Parent Total Debt": at any date, the aggregate principal amount of all Indebtedness of the Parent and its Subsidiaries (other than Permitted Borrower Subordinated Indebtedness) at such date, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Pro Forma Debt Service": as of the end of the last day of any fiscal quarter of the Borrower, the sum of the following determined on a consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP: (a) the aggregate amount of principal payments scheduled to be made during the period of twelve months following such last day in respect of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans) and (b) Consolidated Interest Expense to be incurred during the period of twelve months following such last day (based upon, in the case of floating-rate debt, the assumption that the interest rate in effect on such last day will remain in effect throughout such twelve-month period).

                  "Consolidated Pro Forma Debt Service Coverage Ratio": at any date, the ratio of (a) two times Consolidated Borrower EBITDA for the six-month period ended on such date to (b) Consolidated Pro Forma Debt Service as of the end of the last day of such period.

                  "Consolidated Working Capital": at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

                  "Continuing Directors": the directors of the Parent on the Closing Date and each other director, if, in each case, such other director's nomination for election to the board of directors of the Parent is recommended by at least 66-2/3% of the then Continuing Directors or such other director receives the vote of the Venture Investors in his or her election by the shareholders of the Parent.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Contributed Capital": with respect to the Borrower on any date, the sum of (a) the aggregate amount which theretofore shall have been received by the Borrower (in cash or other assets, provided that any such other assets shall be valued at the book value thereof as reflected on the consolidated financial statements of the Parent, so long as such valuation is reasonably acceptable to the Lenders) as a contribution to its capital or as consideration for the issuance of Capital Stock of the Borrower (including all Permitted Borrower Subordinated Indebtedness outstanding on such date) and (b) the aggregate amount of Parent Expenditure Contributions.

                  "Contributed Parent Indebtedness": the amount of proceeds of Indebtedness incurred by the Parent pursuant to Section 6A.2(b) which is contributed as non-redeemable equity capital to the Borrower.

                  "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Disposition": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Dollars" and "$": dollars in lawful currency of the United States.

                  "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System; provided, however, that, in the case of any Lender that is not subject to such reserve requirements, the Eurocurrency Reserve Requirements shall be deemed to be zero.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be mutually acceptable to the Administrative Agent and the Borrower or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

                  "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Eurodollar Tranche": the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Excess Cash Flow": for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Borrower Net Income for such fiscal year,

(ii) an amount equal to the amount of all non-cash charges (including depreciation, amortization and non-cash interest expense and taxes) deducted in arriving at such Consolidated Borrower Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, and (iv) an amount equal to the aggregate net non-cash loss on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory, capacity in a telecommunications network or dark fiber in the ordinary course of business), to the extent deducted in arriving at such Consolidated Borrower Net Income over (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Borrower Net Income, (ii) the aggregate amount actually paid (x) by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures expended in accordance with this Agreement (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount) and (y) by the Borrower as dividends to the Parent pursuant to Section 6.6, (iii) the aggregate amount of all prepayments of Revolving Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Commitments and all optional prepayments of the Term Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such fiscal year, and (vi) an amount equal to the aggregate net non-cash gain on the Disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory, capacity in a telecommunications network or dark fiber in the ordinary course of business), to the extent included in arriving at such Consolidated Borrower Net Income.

                  "Excess Cash Flow Application Date": as defined in Section 2.9(c).

                  "FCC": the Federal Communications Commission of the United States or any successor to its jurisdiction.

                  "Facility": each of (a) the Term Commitments and the Term Loans made thereunder (the "Term Facility") and (b) the Revolving Commitments and the Revolving Loans made thereunder (the "Revolving Facility").

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

                  "Funded Debt": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

                  "Funding Office": the office of the Administrative Agent specified in Section 9.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

                  "GAAP": generally accepted accounting principles in the United States as in effect from time to time.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including in the case of the Borrower and its Subsidiaries, the FCC and each applicable PUC), any applicable securities exchange and any applicable self-regulatory organization.

                  "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by the Parent, the Borrower and each Subsidiary, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Guarantors": the collective reference to the Parent and the Subsidiaries of the Borrower.

                  "Hedge Agreements": all interest rate swaps, caps or collar agreements or similar arrangements designed to hedge against fluctuations in interest rates or currency exchange rates.

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person's business that are current or are being contested in good faith), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance facilities, (g) the liquidation value of all mandatorily redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Sections 6.2 and 7(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

                  "Initial Capital Contributions": as defined in Section 4.1(b).

                  "Initial Markets": the Markets (a) entry into which by the Borrower and its Subsidiaries has been approved by the board of directors of the Parent as of the Closing Date and (b) listed on Schedule 6.16A.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent":  pertaining to a condition of Insolvency.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Interconnection Agreement": any agreement entered into with an incumbent provider of local exchange telephone service in accord with Sections 251 and 252 of the Communications Act.

                  "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Loan that is an ABR
Loan), the date of any repayment or prepayment made in respect thereof.

                  "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent (which notice must be received by the Administrative Agent no later than 11:00 A.M., New York City time, three Business Days prior to the last day of the then current Interest Period with respect thereto); provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (ii) the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Termination Date or beyond the date final payment is due on the Term Loans, as the case may be;

                           (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                           (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                  "Investments":  as defined in Section 6.8.

                  "Landlord Waiver and Consent": a landlord waiver and consent
(a) in the form of Exhibit M or with such non-substantive, non-material changes thereto as shall be approved by the Administrative Agent or (b) in such other form as shall be reasonably satisfactory to the Required Lenders, provided that, in the case of this clause (b), any Lender that does not indicate its disapproval of such other form within five days of having been presented by the Borrower with such other form shall be deemed to have found such other form to be reasonably satisfactory.

                  "Lenders":  as defined in the preamble hereto.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease) having substantially the same economic effect as any of the foregoing.

                  "Loan": any loan made by any Lender pursuant to this Agreement.

                  "Loan Documents": this Agreement, the Security Documents, the Notes, the Capital Call Agreement and the Lockbox Agreement.

                  "Loan Parties": The Parent, the Borrower and each Subsidiary of the Borrower that is a party to a Loan Document.

                  "Lockbox Agreement": the Lockbox Agreement to be executed and delivered by the Borrower, the Administrative Agent and Bank of America, N.A., as lockbox bank thereunder, substantially in the form of Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Majority Facility Lenders": with respect to either Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Revolving Loans, as the case may be (or, in the case of the Revolving Facility, prior to any termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments).

                  "Management Agreement":  as defined in Section 4.1(c)(ii).

                  "Market": any MSA and its environs located in the United States of America.

                  "Material Adverse Effect": a material adverse effect on (a) the business, property, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan

Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Mortgage Recording Certificate": with respect to any Mortgage, a certificate duly executed by a Responsible Officer specifying the appropriate office or offices for filing such Mortgage in order to perfect a Lien on the Property described therein and proceeds thereof.

                  "Mortgages": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, in form and substance satisfactory to the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                  "MSA": a Metropolitan Statistical Area as such term is defined and modified by the U.S. Census Bureau.

                  "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness (including, without limitation, any prepayment premium thereon) secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and excluding any portion of any such cash proceeds which Borrower or any of its Subsidiaries determines should be reserved for post-closing adjustments (provided that such reserved portion shall constitute Net Cash Proceeds when and to the extent that such reserve is no longer required) and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

                  "Non-Excluded Taxes":  as defined in Section 2.17(a).

                  "Non-U.S. Lender":  as defined in Section 2.17(d).

                  "Notes": the collective reference to any promissory note evidencing Loans.

                  "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Hedge Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

                  "Operations Support Systems": the software systems of Parent and its Subsidiaries with respect to the provisioning, care of customers, network surveillance, integration and billing of or related to their telecommunications services.

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Parent":  as defined in the preamble hereto.

                  "Parent Expenditure Contributions": the aggregate amount of expenditures by the Parent on behalf of the Borrower and its Subsidiaries (excluding expenditures for assets not owned by the Borrower or its Subsidiaries and excluding expenditures made for services covered by payments under the Management Agreement).

                  "Parent's Telecommunications Business": the business of (i) transmitting, or providing services related to the transmission of, voice, fax, video or data through owned or leased transmission equipment, facilities and services, including the sale or lease of related network equipment to customers,
(ii) providing Internet access, web hosting and design, E-commerce solutions and content products and services, (iii) creating, developing and marketing communications-related network equipment, software and devices for use in such transmission or provision and (iv) evaluating, participating or pursuing any other activity or opportunity that is similar, related, ancillary or complementary to any activity described in clause (i), (ii) or (iii) of this definition.

                  "Participant":  as defined in Section 9.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Permitted Acquisition": any acquisition, consisting of a single transaction or a series of related transactions, by the Borrower or any one or more of its Wholly Owned Subsidiaries of all of the Capital Stock of, or all or a substantial part of the assets of, or of a business unit of, any Person for the purpose of developing or expanding the Borrower's Telecommunications Business in certain Markets in accordance with the Business Plan (such business, unit or division, the "Acquired Business"), provided that (a) the Borrower shall have delivered to each Lender, at least five Business Days prior to the consummation of such acquisition, evidence reasonably satisfactory to the Required Lenders that the Borrower shall be in compliance, on a pro forma basis after giving effect to such acquisition, with the covenants contained in Section 6.1, recomputed as at the last day of the most recently ended fiscal quarter of the Borrower for which financial statements shall have been delivered to the Lenders as if such acquisition had occurred on the first day of each relevant period for testing such compliance, (b) no Default or Event of Default shall have occurred and be continuing, or would occur after giving effect to such acquisition, (c) all actions required to be taken with respect to any acquired or newly formed Subsidiary or otherwise with respect to the Acquired Business in such acquisition under Section 5.10 shall have been taken, (d) the aggregate Purchase Prices in respect of such acquisition and all other Permitted Acquisitions consummated subsequent to the date hereof shall not exceed $8,000,000 and (e) any such acquisition shall have been approved by the board of directors or such comparable governing body of the Person (or whose business, unit or division is, as the case may be) being acquired.

                  "Permitted Borrower Subordinated Indebtedness": Indebtedness of the Borrower to one or more of its Affiliates (including the Parent) which is evidenced by a promissory note substantially in the form of Exhibit L.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pricing Grid":  the pricing grid attached hereto as Annex A.

                  "Pro Forma Balance Sheet":  as defined in Section 3.1(a).

                  "Projections":  as defined in Section 5.2(c).

                  "Properties":  as defined in Section 3.17(a).

                  "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

                  "PUC": with respect to any state, the public utilities commission, public service commission or other state Governmental Authority with responsibility for telecommunications regulation in such state and/or having telecommunications regulatory jurisdiction over the Parent, the Borrower or any of its Subsidiaries, or any of their respective businesses, operations or assets.

                  "Purchase Price": with respect to any Permitted Acquisition, the sum of (a) the aggregate amount of cash paid by the Borrower and its Subsidiaries in connection with such acquisition and (b) the value (as determined for purposes of such acquisition in accordance with the applicable acquisition agreement) of all Capital Stock of the Borrower issued or given, and all other assets of the Borrower and its Subsidiaries given, as consideration in connection with such acquisition.

                  "Quarterly Revenue": for any fiscal quarter of the Borrower, the aggregate amount of revenues recorded by the Borrower and its Subsidiaries on a consolidated basis during such quarter, determined in accordance with GAAP, excluding the aggregate amount of reciprocal compensation receivable with respect to calls terminated to Internet service providers and accrued by the Borrower and its Subsidiaries during such quarter (except to the extent actually received by the Borrower and its Subsidiaries during such quarter in cash).

                  "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries.

                  "Register":  as defined in Section 9.6(d).

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Regulatory Authorization": as defined in Section 7(m).

                  "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans or reduce the Commitments pursuant to Section 2.9(b) as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

                  "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net

Cash Proceeds of an Asset Sale or Recovery Event to acquire assets used or useful in Borrower's Telecommunications Business.

                  "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets used or useful in the Borrower's Telecommunications Business.

                  "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring 210 days after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to acquire assets used or useful in the Borrower's Telecommunication Business with all or any portion of the relevant Reinvestment Deferred Amount.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .21 through .35 of PBGC Reg. '4043.

                  "Required Lenders": at any time, the holders of more than 66 2/3% of the sum of (a) the undrawn Commitments at such time and (b) the aggregate unpaid principal amount of the Term Loans and Revolving Loans then outstanding.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": with respect to any Person, the chief executive officer, president or chief financial officer of such Person, but in any event, with respect to financial matters, the chief financial officer of such Person.

                  "Restricted Payments":  as defined in Section 6.6.

                  "Revolving Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Loans in an aggregate principal amount not to exceed the amount set forth under the heading "Revolving Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Commitments is $10,000,000.

                  "Revolving Commitment Fee Rate":  2 of 1% per annum.

                  "Revolving Commitment Period": the period from and including the Closing Date to the Termination Date.

                  "Revolving Lender": each Lender that has a Revolving Commitment or that holds Revolving Loans.

                  "Revolving Loans":  as defined in Section 2.4(a).

                  "Revolving Percentage": as to any Revolving Lender at any time, the percentage which such Lender's Revolving Commitment then constitutes of the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding).

                  "SEC": the Securities and Exchange Commission of the United States and any successor to its jurisdiction.

                  "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

                  "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Stage 2 Commencement Date":  as defined in Section 6.1(a).

                                                                              22
                  "Stock Agreements":  as defined in Section 4.1(d).

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Term Commitment": as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Term Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Term Commitments is $80,000,000.

                  "Term Commitment Fee Rate": a per annum rate based on Term Facility usage as set forth below:

                           % of Term Facility Drawn           Rate
                           ------------------------           ----
                           < 33 1/3%                          1.25%

                           > 33 1/3% but < 66 2/3%            1.00%
                           -

                           > 66 2/3%                          0.75%;
                           -

provided that if the aggregate outstanding principal amount of Term Loans on the first anniversary of the Closing Date is less than $35,000,000 (the excess on any such day of $35,000,000 over the aggregate then unpaid principal amount of the Term Loans being the "Shortfall Amount" on such day), the Term Commitment Fee Rate applicable to the Shortfall Amount on such day shall be a per annum rate equal to 50% of the Applicable Margin then in effect with respect to Eurodollar Loans; provided, further, that the foregoing proviso shall have no force or effect on and after the day on which the aggregate amount of the Term Loans made hereunder shall exceed $35,000,000.

                  "Term Commitment Period": the period from and including the Closing Date to and including the earlier of (a) September 30, 2001 and (b) the date on which the Term Commitments are terminated in accordance with this Agreement.

                  "Termination Date":  the eighth anniversary of the Closing
Date.

                  "Term Lender": each Lender that has a Term Commitment or is the holder of a Term Loan.

                                                                              23
                  "Term Loan":  as defined in Section 2.1.

                  "Term Percentage": as to any Term Lender at any time prior to the Closing Date, the percentage which the amount of such Lender's Term Commitment then constitutes of the Total Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Term Loans and unused Term Commitment then outstanding constitutes of the aggregate principal amount of the Term Loans and Term Commitments then outstanding).

                  "Total Revolving Commitments": at any time, the aggregate amount of the Revolving Commitments then in effect.

                  "Total Term Commitments": at any time, the aggregate amount of the Term Commitments then in effect.

                  "Transferee":  any Assignee or Participant.

                  "24-Market Completion Amount":  as defined in Section 5.11.

                  "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

                  "Unfunded 24-Market Amount": at any time, an amount equal to the excess, if any, of (a) the 24-Market Completion Amount set forth in the most recent certificate delivered pursuant to Section 5.11, over (b) the aggregate amount of cash and Cash Equivalents then held by the Borrower and its Subsidiaries.

                  "United States":  the United States of America.

                  "Venture Investors":  the Persons listed on Schedule 1.1B.

                  "Venture Stockholders Agreement":  as defined in Section
 4.1(d).

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to The Parent, the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation" and (iii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 Term Commitments. Subject to the terms and conditions hereof, each Term Lender severally agrees to make term loans (each, a "Term Loan") to the Borrower from time to time during the Term Commitment Period in an aggregate principal amount for all Term Lenders that, taken together with the aggregate principal amount of all other Term Loans made by the Term Lenders during the Term Commitment Period, shall not exceed the Total Term Commitments; provided that (i) no Lender shall be required to make Term Loans in any event or at any time in excess of its respective Term Commitment, (ii) each drawing of Term Loans by the Borrower on any date during the Term Commitment Period shall be in a minimum aggregate principal amount of $2,500,000 (or, if the then aggregate Available Term Commitments are less than $2,500,000, such lesser amount) and (iii) at the end of the last day of the Term Commitment Period, the Available Term Commitment of each Lender, if any, automatically shall be reduced to zero. The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.10.

                  2.2 Procedure for Term Loan Borrowing. The Borrower may, subject to Section 2.1, borrow under the Term Commitments on any Business Day during the Term Commitment Period; provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (i) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or
(ii) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying (x) the amount and Type of Term Loans to be borrowed, (y) the requested Borrowing Date and (z) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each such borrowing under the Term Commitments shall be in an amount equal to (A) in the case of ABR Loans, $1,000,000 or a whole multiple of $250,000 in excess thereof (or, if the then aggregate Available Term Commitments are less than $1,000,000, such lesser amount) and (B) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Term Lender thereof. Each Term Lender will, subject to the terms and conditions hereof, make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of the Funding Office with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders and in like funds as received by the Administrative Agent.

                  2.3 Repayment of Term Loans. The Term Loan of each Term Lender shall be repaid in 20 consecutive quarterly installments, commencing on December 31, 2002, and on the last day of each March, June, September and December thereafter to and including September 30, 2007, each of which shall be in an amount equal to such Lender's Term Percentage multiplied by the amount set forth below opposite such installment (provided that, if less than the full amount of the Term Commitments is actually drawn by the Borrower, then the amount of each such installment shall be proportionately reduced):

                  Installment Number                Principal Amount of Installment
                  ------------------                -------------------------------
                  1-8                                $2,000,000
                  9-12                               $4,000,000
                  13-20                              $6,000,000

                  2.4 Revolving Commitments. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed the amount of such Lender's Revolving Commitment. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.10.

                  (b) The Borrower shall repay all outstanding Revolving Loans on the Termination Date.

                  2.5 Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying
(i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Any Revolving Loans made on the

Closing Date shall initially be ABR Loans. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple of $250,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will, subject to the terms and conditions hereof, make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of the Funding Office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

                  2.6 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Commitment Period, computed at the Revolving Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date, commencing on the first of such dates to occur after the Closing Date.

                  (b) The Borrower agrees to pay to the Administrative Agent for the account of each Term Lender a commitment fee for the period from and including the Closing Date to the last day of the Term Commitment Period, computed at the Term Commitment Fee Rate on the average daily amount of the Available Term Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the last day of the Term Commitment Period, commencing on the first of such dates to occur after the Closing Date.

                  (c) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

                  2.7 Termination and Reduction of Commitments. (a) The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the aggregate outstanding principal amount of Revolving Loans would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.

                  (b) On June 30, 2007, the Revolving Commitments then in effect automatically shall be reduced permanently by $4,000,000. Such reduction shall be accompanied by prepayment of the Revolving Loans to the extent, if any, that the aggregate outstanding principal amount of the Revolving Loans exceeds the amount of the Total Revolving Commitments as so reduced. The application of any prepayment pursuant to this Section 2.7 shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of Revolving Loans that are Eurodollar Loans under this Section 2.7 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

                  (c) At any time prior to the end of the Term Commitment Period, the Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Available Term Commitments then in effect or, from time to time, to reduce the amount of the Available Term Commitments then in effect. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Available Term Commitments then in effect.

                  2.8 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.18. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

                  2.9 Mandatory Prepayments and Commitment Reductions. (a) If any Capital Stock or Indebtedness shall be issued or incurred by the Borrower or any of its Subsidiaries (excluding any Capital Stock issued to provide the Additional Capital and any Indebtedness incurred in accordance with Section 6.2), an amount equal to (i) in the case of issuances of Capital Stock, 50%, and
(ii) in the case of incurrences of Indebtedness, 100%, of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans and the reduction of the Term Commitments and the Revolving Commitments as set forth in Section 2.9(d).

                  (b) If on any date during any of its fiscal years the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event in an amount (i) which, when added to the aggregate amount of Net Cash Proceeds from Asset Sales and Recovery Events during such fiscal year, exceeds $250,000 or (ii) which, when added to the aggregate amount of Net Cash Proceeds from Asset Sales and Recovery Events received subsequent to the date hereof, exceeds $500,000, then, unless a Reinvestment Notice shall be delivered in respect thereof, such excess Net Cash Proceeds (or if, as a result of such Asset Sale or Recovery Event, excess Net Cash Proceeds would exist under both clauses (i) and (ii) above, the provisions of this paragraph (b) shall be applicable to the greater of such excess Net Cash Proceeds amounts) shall be applied on such date toward the prepayment of the Term Loans and the reduction of the Term Commitments and the Revolving Commitments as set forth in Section 2.9(d); provided, that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Recovery Events that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $7,500,000 in any fiscal year of the Borrower and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Term Commitments and the Revolving Commitments as set forth in Section 2.9(d).

                  (c) If, for any fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2003, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply 50% of such Excess Cash Flow toward the prepayment of the Term Loans and the reduction of the Term Commitments and the Revolving Commitments as set forth in Section 2.9(d). Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 5.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

                  (d) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to Section 2.9 shall be applied, first, to reduce permanently the then unused Term Commitments, second, to prepay the Term Loans, and third, to reduce permanently the Revolving Commitments. Any such reduction of the Revolving Commitments shall be accompanied by prepayment of the Revolving Loans to the extent, if any, that the aggregate outstanding principal amount of the Revolving Loans exceeds the amount of the Total Revolving Commitments as so reduced. The application of any prepayment pursuant to Section
2.9 shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under Section 2.9 (except in the case of Revolving Loans that are ABR Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

                  2.10 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent irrevocable notice of such election (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, three Business Days prior to the requested conversion date), provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan under a particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and provided, further, that if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period; and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph, such Loans shall be automatically continued as Eurodollar Loans having an Interest Period of one month. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  2.11 Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

                  2.12 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

                  (c) (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans (whether or not overdue) shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2%, and (ii) if all or a portion of any interest payable on any Loan or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, to the extent not prohibited by applicable law, bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Revolving Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

                  2.13 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.12(a).

                  2.14 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans,
(y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

                  2.15 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Percentages or Revolving Percentages, as the case may be, of the relevant Lenders.

                  (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders. The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Term Loans in inverse order of maturity. Amounts prepaid on account of the Term Loans may not be reborrowed.

                  (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

                  (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the

Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower.

                  (f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

                  2.16 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority applicable to such Lender made subsequent to the date hereof:

                    (i) shall subject any Lender to any tax of any kind
               whatsoever with respect to this Agreement or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.17 and changes in the rate of tax on the overall net income of such Lender);

                    (ii) shall impose, modify or hold applicable any reserve,
               special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                    (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall pay such Lender, within fifteen (15) days following such Lender's demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within fifteen (15) days after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

                  (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall constitute prima facie evidence of such additional amounts payable, absent manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.17 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

                  (d) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit G and a Form W-8, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  (f) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.18 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.19 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.16 or 2.17(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.16 or 2.17(a).

                  2.20 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.16 or 2.17(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution;

provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.19 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.16 or 2.17(a), (iv) the replacement financial institution shall purchase, at par (or at such lesser price as such Lender and the replacement financial institution may agree), all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under
Section 2.18 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto,
(vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of
Section 9.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.16 or 2.17(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                    SECTION 3. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Parent and the Borrower hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

                  3.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at July 31, 1999 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the Investments in the Borrower to be made on the Closing Date and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at July 31, 1999, assuming that the events specified in the preceding sentence had actually occurred at such date.

                  (b) The audited consolidated balance sheets of the Parent and its Subsidiaries as at December 31, 1998, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from KPMG, present fairly, in accordance with GAAP, the consolidated financial condition of the Parent and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Parent and its Subsidiaries as at July 31, 1999, and the related unaudited consolidated statements of income and cash flows for the seven-month period ended on such date, present fairly, in accordance with GAAP, the consolidated financial condition of the Parent and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Parent, the Borrower and its Subsidiaries do not have any material Guarantee Obligations (excluding the Loans), contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 1998 to and including the date hereof there has been no Disposition by the Parent, the Borrower or any of its Subsidiaries of any material part of its business or property.

                  3.2 No Change. Since July 31, 1999, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

                  3.3 Corporate Existence; Compliance with Law. Each of the Parent, the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  3.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in
Schedule 3.4 and (ii) the filings referred to in Section 3.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, including concepts of reasonableness, materiality, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies (whether enforcement is sought by proceedings in equity or at law).

                  3.5 No Legal Bar; Regulatory Authorizations. (a) The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Parent, the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). Compliance by the Borrower and its Subsidiaries with any applicable Requirement of Law or Contractual Obligation could not reasonably be expected to have a Material Adverse Effect.

                  (b) Each of the Parent, the Borrower and its Subsidiaries has obtained all Regulatory Authorizations necessary to carry out its business and operations as presently conducted, except to the extent the failure to obtain such Regulatory Authorizations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Communications License held by each Loan Party on the date hereof was duly and validly issued by the FCC, relevant PUC or other relevant Governmental Authority pursuant to procedures that materially comply with all applicable requirements of all applicable federal, state and local laws and is in full force and effect except to the extent the failure thereof to be in full force and effect, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. None of the Loan Parties has any knowledge of the occurrence of any event or the existence of any circumstance which, in the reasonable judgment of such Loan Party, is likely to result in the revocation, suspension, non-renewal or adverse modification of any material Communications License.

                  3.6 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Parent or the Borrower, threatened by or against the Parent, the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

                  3.7 No Default. Neither the Parent, the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  3.8 Ownership of Property; Liens. Each of the Parent, the Borrower and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 6.3.

                  3.9 Intellectual Property. The Parent, the Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Parent or the Borrower know of any valid basis for any such claim. The use of Intellectual Property by the Parent, the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

                  3.10 Taxes. Each of the Parent, the Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Parent, the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Parent and the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  3.11 Federal Regulations. No part of the proceeds of any Loans will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

                  3.12 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Parent, the Borrower or any of its Subsidiaries pending or, to the knowledge of the Parent or the Borrower, threatened; (b) hours worked by and payment made to employees of the Parent, the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from the Parent, the Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Parent, the Borrower or the relevant Subsidiary.

                  3.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan, and each Plan and, to the knowledge of the Parent and Borrower, each Multiemployer Plan, has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any

Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

                  3.14 Investment Company Act. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  3.15 Subsidiaries. Except as disclosed to the Administrative Agent (and the Administrative Agent will then disclose to the Lenders) by the Borrower in writing from time to time after the Closing Date, (a) Schedule 3.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents.

                  3.16 Use of Proceeds. The proceeds of the Loans shall be used by the Borrower to finance (a) Capital Expenditures as permitted by Section 6.7,
(b) transaction fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby and (c) working capital and other general corporate purposes, including Permitted Acquisitions; provided, however, that proceeds used to finance switch-related soft costs (including installation, delivery and engineering costs, but excluding switch software) shall not exceed 16% of the cost of the related switch.

                  3.17 Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

                  (a) the facilities and properties owned, leased or operated by the Parent, the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

                  (b) neither the Parent, the Borrower nor any of its Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by the Parent, the Borrower or any of its Subsidiaries (the "Business"), nor does the Parent or the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

                  (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

                  (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Parent and the Borrower, threatened, under any Environmental Law to which the Parent, the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

                  (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Parent, the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

                  (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or on the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

                  (g) neither the Parent, the Borrower nor any of its Subsidiaries has assumed any liability of any other Person under Environmental Laws.

                  3.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                  3.19 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on
Schedule 3.19(a) in appropriate form are filed in the offices specified on
Schedule 3.19(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (excluding unregistered copyrightable works) and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 6.3).

                  (b) Each of the Mortgages (if any) is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Property described therein and proceeds thereof, and when such Mortgages, together with any applicable UCC-1 forms related to fixtures, are filed in the offices specified in the applicable Mortgage Recording Certificate, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Property and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person. As of the Closing Date, neither the Borrower nor any of its Subsidiaries owns in fee simple any real property.

                  3.20 Solvency. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent.

                  3.21 Year 2000 Matters. Each of the Parent, the Borrower and its Subsidiaries (a) has received representations and warranties made to the Parent, the Borrower and its Subsidiaries by equipment and software vendors relating to year 2000 issues concerning such equipment and software vendors' products, (b) has tested its respective network equipment and Operations Support Systems, and (c) reasonably believes that such network equipment and Operations Support Systems will (i) process calendar dates falling on or after January 1, 2000 with substantially the same functionality as such network equipment and Operations Support Systems process calendar dates falling on or before December 31, 1999 and (ii) provide substantially the same functionality with respect to the introduction of records containing dates falling on or after January 1, 2000, as such equipment, software and systems provide with respect to the introduction of records containing dates falling on or before December 31, 1999. Each of the Parent, the Borrower and its Subsidiaries will continue to monitor the performance of its network equipment and Operations Support Systems and those of its third-party constituents with a view towards identifying and resolving any year 2000 issues.

                  3.22 Regulation H. No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

                  3.23 Certain Documents. The Borrower has delivered to each Lender complete and correct copies of the Business Plan, the Management Agreement and the Stock Agreements, including any amendments, supplements or modifications with respect to any of the foregoing.

                  3.24 Venture Investors. Schedule 1.1B sets forth a complete and correct list of all holders of the Capital Stock of the Parent on the date hereof.

                         SECTION 4. CONDITIONS PRECEDENT

                  4.1 Conditions to Effectiveness. The effectiveness of the obligations of the Lenders to make Loans under this Agreement and the agreement of each Lender to make the initial Loans requested to be made by it is subject
to the satisfaction, on or before November   , 1999, of the following conditions
precedent (the date of effectiveness, the "Closing Date"):

                  (a) Credit Agreement; Guarantee and Collateral Agreement; Capital Call Agreement; Lockbox Agreement. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, the Parent, the Borrower and each Person listed on Schedule 1.1A, (ii) the Guarantee and Collateral Agreement, executed and delivered by the Parent, the Borrower and each Subsidiary, (iii) the Capital Call Agreement, executed and delivered by the Parent, the Borrower and the Administrative Agent, and (iv) the Lockbox Agreement, executed and delivered by the Borrower, the Administrative Agent and the lockbox bank thereunder.

                  (b) Initial Capital Contributions. The Parent shall have contributed to the capital of (or expended on behalf of) the Borrower and its Subsidiaries cash and/or Cash Equivalents and/or other assets in an aggregate amount equal to at least $53,000,000 in a manner and on terms and conditions reasonably satisfactory to the Lenders (the "Initial Capital Contributions"), provided that (i) any such other assets so contributed shall be valued at the book value thereof as reflected on the consolidated financial statements of the Parent, so long as such valuation is reasonably acceptable to the Lenders, and
         (ii) any such expenditures by the Parent on behalf of the Borrower and its Subsidiaries shall be credited towards contribution to the Borrower of Initial Capital Contributions only in amounts reflected as losses on the consolidated financial statements of the Parent, so long as such amounts are reasonably acceptable to the Lenders.

                  (c) Business Plan; Management Agreement. The Lenders shall have received certified copies of (i) the 24-market development plan of the Borrower as contained in the memorandum dated September 13, 1999 (the "Business Plan") and the individual business plans for St. Louis, Missouri; Kansas City, Missouri and Kansas; Springfield, Missouri;

         Wichita, Kansas; Tulsa, Oklahoma; Oklahoma City, Oklahoma; and Little Rock, Arkansas and (ii) the management agreement between the Borrower and the Parent relating to, among other things, the Parent's delivery of services to the Borrower and its Subsidiaries via the Parent's network operations control center (as the same may be amended, supplemented or otherwise modified from time to time in accordance with
         Section 6.9 hereto, the "Management Agreement"), which agreement shall be in substantially the form of Exhibit I.

                  (d) Stock Agreements. The Administrative Agent shall have received a certificate of a Responsible Officer of the Parent (i) attaching a certified copy of each of (A) the Shareholders Agreement, dated as of August 14, 1998, as amended as of November 18, 1998 (as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 6.9, the "Shareholders Agreement"), (B) the Stockholders' Agreement, dated as of November 18, 1998, as amended as of December 14, 1998 and July 20, 1999 (as the same may be amended, supplemented or otherwise modified from time to time in accordance with
         Section 6.9, the "Venture Stockholders Agreement") and (C) the Securities Purchase Agreement dated as of November 18, 1998, as amended as of December 14, 1998, and the related Registration Rights Agreement, dated as of November 18, 1998 (as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 6.9, the "Securities Purchase Agreement"; the Securities Purchase Agreement; the Shareholders Agreement and the Venture Stockholders Agreement, collectively, the "Stock Agreements") and (ii) confirming that none of the Stock Agreements has been amended, waived or otherwise modified in any manner that, in the reasonable discretion of the Required Lenders, could reasonably be expected to be materially adverse to the interests of the Lenders or that would not be permitted by Section 6.9.

                  (e) Subordination of Vendor Contracts. The Administrative Agent shall have received evidence, in form and substance satisfactory to it, that each vendor contract requiring payments in excess of $1,000,000 in the aggregate during the term of such contract to which the Borrower or any of its Subsidiaries is a party shall have been modified with respect to subordination of the applicable vendor's Liens to the Liens securing the Obligations in a manner reasonably satisfactory to the Lenders to the extent such vendor's Liens are not otherwise permitted pursuant to Section 6.3(f).

                  (f) Amendment of Software Contracts. The Administrative Agent shall have received evidence, in form and substance satisfactory to it, that each software vendor contract with respect to any aspect of the Operations Support Systems of the Parent and its Subsidiaries to which the Parent is a party shall have been modified, in a manner reasonably satisfactory to the Lenders, so as to add the Borrower and its Subsidiaries as parties thereto, with the same rights as the Parent thereunder.

                  (g) Completed Markets. The Administrative Agent shall have received evidence, in form and substance satisfactory to it, that the Borrower shall have achieved at least three Completed Markets.

                  (h) Approvals. The Administrative Agent shall have received evidence, in form and substance satisfactory to it, that all governmental and third party approvals (including landlords' and other consents) reasonably necessary or, in the reasonable discretion of the Administrative Agent, advisable in connection with the financing contemplated hereby and the operations of the Parent, the Borrower and its Subsidiaries shall have been obtained and be in full force and effect.

                  (i) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Borrower or its Subsidiaries except for liens permitted by Section 6.3 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

                  (j) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date.

                  (k) Closing and Secretary's Certificates. The Administrative Agent shall have received, with a counterpart for each Lender, (i) a certificate of each Loan Party, dated the Closing Date, substantially in the form of E-1 and (ii) a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit E-2, with appropriate insertions and attachments.

                  (l) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                           (i) the legal opinion of Bryan Cave LLP, special
                  counsel to the Borrower and its Subsidiaries, in substantially the form and substance of Exhibit J; and

                           (ii) the legal opinion of Morrison & Foerster LLP,
                  special FCC counsel to the Borrower and its Subsidiaries, in substantially the form and substance of Exhibit K.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (m) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock of the Borrower and its Subsidiaries pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse or warranty of any kind or nature whatsoever other than those provided for in the Guarantee and Collateral Agreement) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

                  (n) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement and, in any case, including UCC-1 forms related to fixtures on the premises listed on Schedule 4.2) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein (excluding unregistered copyrightable works), prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.3), shall be in proper form for filing, registration or recordation.

                  (o) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.3 of the Guarantee and Collateral Agreement.

                  4.2 Other Conditions. The effectiveness of the obligations of the Lenders to make Term Loans in the aggregate in excess of $35,000,000 under this Agreement and the agreement of each Lender to make any such Term Loans in such excess amount requested to be made by it is subject to the Borrower having obtained a duly executed Landlord Waiver and Consent from the landlords of at least four of the premises listed on Schedule 4.2 (it being understood and agreed by the Borrower that the foregoing condition precedent shall not be deemed to have been satisfied by any compliance with the terms and conditions of
Section 5.12 in the absence of the Borrower's having obtained a duly executed Landlord Waiver and Consent from the landlords of at least four of the premises listed on Schedule 4.2).

                  4.3 Conditions to Each Loan. The agreement of each Lender to make any Loan requested to be made by it on any date (including its initial
Loan) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

Each borrowing by the Borrower hereunder and the effectiveness of this Agreement under Section 4.1 shall constitute a representation and warranty by the Borrower as of the date of such borrowing or such initial effectiveness under Section 4.1, as the case may be, that the conditions contained in this Section 4.3 have been satisfied.

                        SECTION 5. AFFIRMATIVE COVENANTS

                  The Parent and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder:

                  5.1 Financial Statements. The Parent will furnish to the Administrative Agent (which will to each Lender):

                  (a) (i) as soon as available, but in any event within 90 days after the end of each fiscal year of the Parent, a copy of the audited consolidated and unaudited consolidating balance sheet of the Parent and its consolidated Subsidiaries as at the end of such year and the related audited consolidated and unaudited consolidating statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG LLP ("KPMG") or other independent certified public accountants of nationally recognized standing;

                  (ii) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated and unaudited consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated and unaudited consolidating statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG or other independent certified public accountants of nationally recognized standing;

                  (b) (i) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Parent, the unaudited consolidated and consolidating balance sheet of the Parent and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the corresponding period from the previous year, certified by a Responsible Officer of the Parent as being fairly stated in all material respects (subject to normal year-end audit adjustments) in accordance with GAAP;

                  (ii) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the corresponding period from the previous year, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments) in accordance with GAAP; and

                  (c) as soon as available, but in any event not later than 45 days after the end of each month occurring during each fiscal year of the Borrower (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such month and the related unaudited consolidated and consolidating statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the corresponding period from the previous year, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments) in accordance with GAAP.

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP (except, in the case of unaudited quarterly and monthly statements, for accompanying notes thereto) applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  5.2 Certificates; Other Information. The Parent will furnish to the Administrative Agent and each Lender (or, in the case of clause (h), to the relevant Lender):

                  (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer of the Parent or the Borrower, as the case may be, stating in substance that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Parent, the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Loan Party keeps any material item of inventory or equipment and of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date);

                  (c) as soon as available, and in any event no later than 30 days after the end of each fiscal year, a detailed consolidated budget for the Borrower and its Subsidiaries for each of the twelve months comprising the succeeding fiscal year;

                  (d) as soon as available, and in any event no later than 45 days after the end of the second and fourth quarters of each fiscal year, a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the last day of each fiscal year during the term of this Agreement, the related consolidated statements of projected cash flow, projected changes in financial position and projected income for the twelve-month period (or, in the case of the first such period following the second quarter of any fiscal year, the six-month period) ending on such last day and a description of the underlying assumptions applicable thereto (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer of the Borrower stating that such Projections have been prepared in good faith based on estimates, information and assumptions believed by the Borrower to be reasonable; provided, however, that unless any such Projections would describe a material adverse change (relative to the Borrower and its Subsidiaries, taken as a whole) from the then most recent Projections furnished to the Administrative Agent, Borrower shall only be obligated to furnish Projections pursuant to this paragraph within 45 days after delivery of financial statements as of the end of the fourth quarter of each fiscal year;

                  (e) as soon as available, and in any event no later than 45 days after the end of each fiscal quarter, summary Market information, substantially in the form of Exhibit H, as of the end of such fiscal quarter;

                  (f) within five days after the same are sent, copies of all financial statements and reports that the Parent or the Borrower sends to the holders of any other class of its debt securities or any class of its public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Parent or the Borrower may make to, or file with, the SEC;

                  (g) promptly upon receipt of notice of (i) any forfeiture, non-renewal, cancellation, termination, revocation, suspension, impairment or material modification of any material Communications License held by the Parent, the Borrower or any of its Subsidiaries, or any notice of default or forfeiture with respect to any such material Communications License, or (ii) any refusal by the FCC or any PUC to renew or extend any such material Communications License, a certificate of a Responsible Officer specifying the nature of such event, the period of existence thereof, and what action the Parent, the Borrower or its Subsidiaries, as the case may be, are taking and propose to take with respect thereto; and

                  (h) upon reasonable notice and subject to any applicable confidentiality undertakings of any Loan Party to any third party, such additional financial and other information as any Lender may from time to time reasonably request.

                  5.3 Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower and its Subsidiaries.

                  5.4 Maintenance of Existence; Compliance. The Borrower will, and will cause each of its Subsidiaries to, (a) (i) preserve, renew and keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business (including, without limitation, all Communications Licenses and franchises issued or granted by any Governmental Authority), except, in each case, as otherwise permitted by Section 6.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  5.5 Maintenance of Property; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by CLECs, so long as such insurance is commercially available.

                  5.6 Inspection of Property; Books and Records; Discussions.
(a) The Borrower will, and will cause each of its Subsidiaries to, keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at reasonable times and intervals and, unless a Default or Event of Default shall have occurred and be continuing (in which circumstances only one day's notice shall be required), upon not less than five (5) Business Days' prior written notice and to discuss the business, operations, properties and financial and other condition of the Parent, the Borrower and its Subsidiaries with officers and employees of the Parent, the Borrower and its Subsidiaries and with its independent certified public accountants (provided that any Responsible Officer of the Parent, the Borrower or any of its Subsidiaries may, if it so desires, be present at and participate in any such discussion), in each case, subject to any applicable confidentiality undertakings by the Parent, the Borrower and its Subsidiaries to third parties.

                  5.7 Notices. The Parent or the Borrower will promptly give notice to the Administrative Agent and each Lender of:

                  (a)  the occurrence of any Default or Event of Default;

                  (b) the occurrence of any (i) default or event of default under any Contractual Obligation of the Parent, the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding that may exist at any time between the Parent, the Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) the commencement of any litigation or proceeding affecting the Parent, the Borrower or any of its Subsidiaries in which the amount of damages sought from the Parent, the Borrower or any Subsidiary is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought against the Parent, the Borrower or any of its Subsidiaries;

                  (d) the occurrence of any of the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

                  (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer of the relevant Person setting forth details of the occurrence referred to therein and stating what action the Parent, the Borrower or the relevant Subsidiary proposes to take with respect thereto.

                  5.8 Environmental Laws. (a) The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with, and use reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and use reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

                  (b) The Borrower will, and will cause each of its Subsidiaries to, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions, required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

                  5.9 Interest Rate Protection. The Borrower will, on or prior to the second anniversary of the Closing Date, enter into Hedge Agreements to the extent necessary to provide that at least 50% of the aggregate principal amount of the Indebtedness of the Borrower and its Subsidiaries is subject to either a fixed interest rate or interest rate protection, for a period of not less than three years, which Hedge Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

                  5.10 Additional Collateral, etc. The Borrower will, and will cause each of its Subsidiaries to,

                  (a) with respect to any property acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than (x) any property described in paragraph (b) or (c) below, (y) any property subject to a Lien expressly permitted by Section 6.3(g) and (z) any property specifically excluded from the Collateral by the terms of the Guarantee and Collateral Agreement) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems reasonably necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all other actions reasonably necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent.

                  (b) with respect to any fee interest in any real property having a value (together with improvements thereof) of at least $1,000,000 acquired after the Closing Date by the Borrower or any of its Subsidiaries, such Loan Party will promptly (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, together with a Mortgage Recording Certificate with respect thereto, (ii) if requested by the Administrative Agent, provide the Lenders with
(x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any tenant consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such mortgage or deed of trust, each of the foregoing in customary form and substance reasonably satisfactory to the Administrative Agent and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent customary legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (c) with respect to any new Subsidiary created or acquired after the Closing Date by the Borrower or any of its Subsidiaries, such Loan Party will promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems reasonably necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital

Stock of such new Subsidiary that is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions as the Administrative Agent deems reasonably necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit E, with appropriate insertions and attachments, and (iv) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent customary legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  5.11 24-Market Reporting Requirement. From and after the date of incurrence by the Parent of any Indebtedness pursuant to Section 6A.2(b), the Parent and the Borrower will, within forty-five days following the last day of each fiscal quarter, jointly deliver to the Administrative Agent a certificate of a Responsible Officer of the Parent setting forth (a) a good-faith estimate (based upon assumptions included in the Business Plan) of the remaining cost (the A24-Market Completion Amount"), as of the last day of such fiscal quarter, to complete the build-out of the 24 markets contemplated by the Business Plan (the A24-Market Build-Out") and (b) the aggregate amount of cash and Cash Equivalents held by the Parent and its Subsidiaries as of the last day of such fiscal quarter.

                  5.12 Landlord Waivers and Consents. (a) The Borrower will use its reasonable best efforts to obtain a duly executed Landlord Waiver and Consent from each of the landlords of the premises listed on Schedule 4.2 (it being understood that the Borrower will be under no obligation to pay money or waive any legal rights it may have in order to obtain any such Landlord Waiver and Consent).

                  (b) Prior to or concurrently with the Borrower achieving its ninth Completed Market, the Borrower will, or will cause its relevant Subsidiary to, obtain a duly executed Landlord Waiver and Consent from the landlord(s) of at least six of premises then leased by the Borrower or its Subsidiaries.

                  (c) If, after the Borrower has achieved nine Completed Markets, the Borrower or any of its Subsidiaries (i) acquires any property subject to a lease or (ii) leases any property, the Borrower will, or will cause its relevant Subsidiary to, use its reasonable best efforts to obtain a duly executed Landlord Waiver and Consent from the landlord(s) of each such newly acquired or leased property (it being understood that the Borrower will be under no obligation to pay money or waive any legal rights it may have in order to obtain any such Landlord Waiver and Consent).

                  SECTION 6. NEGATIVE COVENANTS OF THE BORROWER

                  The Borrower hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                  6.1  Financial Condition Covenants.

                  (a) Stage 1. Until the earlier of (x) the first time that the Consolidated Borrower EBITDA shall be greater than zero for any period of two consecutive fiscal quarters and the Consolidated Borrower Leverage Ratio on the last day of such period shall be at or below 10.0 to 1.00 and (y) June 30, 2003 (the earlier of the dates specified in clauses (x) and (y), the "Stage 2 Commencement Date"):

                           (i) Borrower Debt-to-Contributed Capital Ratio. Permit the Borrower Debt-to-Contributed Capital Ratio as at the last day of any fiscal quarter of the Borrower to exceed 1.00 to 1.00.

                           (ii) Quarterly Revenue. Permit the Quarterly Revenue for any fiscal quarter of the Borrower set forth below to be less than the amount set forth below opposite such fiscal quarter:




                              Fiscal Quarter         Quarterly Revenue
                              --------------         -----------------

                                3/31/00                 $1,700,000
                                6/30/00                  3,617,000
                                9/30/00                  6,003,000
                               12/31/00                  9,130,000
                                3/31/01                 12,571,000
                                6/30/01                 16,627,000
                                9/30/01                 21,187,000
                               12/31/01                 26,365,000
                                3/31/02                 31,216,000
                                6/30/02                 36,645,000
                                9/30/02                 42,193,000
                               12/31/02                 47,868,000


                           (iii) Consolidated Borrower EBITDA. For any fiscal quarter of the Borrower set forth below, permit the Consolidated Borrower EBITDA for such fiscal quarter to be less than the amount set forth below opposite the corresponding number of Completed Markets:




                  Up to and        10-15 Completed     16-20          20-24
                  including 9      Markets             Completed      Completed
                  Completed                            Markets        Markets
                  Markets



12/31/99                 $(6,925,000)          $(6,925,000)            $(6,925,000)           $(6,925,000)

03/31/00                 $(8,289,000)          $(8,289,000)            $(8,289,000)           $(8,289,000)

06/30/00                 $(8,732,000)          $(8,732,000)            $(8,732,000)           $(8,732,000)

09/30/00                 $(7,776,000)          $(11,108,000)           $(11,108,000)          $(11,108,000)

12/31/00                 $(5,035,000)          $(9,867,000)            $(9,867,000)           $(9,867,000)

03/31/01                 $(4,457,000)          $(9,701,000)            $(10,953,000)          $(10,953,000)

06/30/01                 $(3,404,000)          $(7,767,000)            $(10,119,000)          $(10,119,000)

09/30/01                 $(2,246,000)          $(5,860,000)            $(8,352,000)           $(8,988,000)

12/31/01                 $(944,000)            $(3,802,000)            $(5,617,000)           $(8,056,000)

03/31/02                 $(186,000)            $(2,689,000)            $(3,945,000)           $(6,081,000)

06/30/02                 $563,000              $(1,297,000)            $(2,048,000)           $(3,454,000)

09/30/02                 $1,474,000            $381,000                $190,000               $(814,000)

12/31/02                 $2,513,000            $2,135,000              $2,513,000             $1,964,000




                  (b)  Stage 2.  From and after the Stage 2 Commencement Date:


                           (i) Consolidated Borrower Leverage Ratio. Permit the Consolidated Borrower Leverage Ratio as at the last day of any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                                           Consolidated Borrower
                           Fiscal Quarter                     Leverage Ratio
                           --------------                     --------------

                            3/31/03                              7.00 to 1
                            6/30/03                              5.00 to 1
                            9/30/03                              4.00 to 1
                           12/31/03                              3.00 to 1
                            3/31/04 and each fiscal              3.00 to 1
                                    quarter end thereafter

                           (ii) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of two consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                            Consolidated Interest
                           Fiscal Quarter                     Coverage Ratio
                           --------------                     --------------
                             3/31/03                             1.50 to 1
                             6/30/03                             1.50 to 1
                             9/30/03 and each fiscal             2.00 to 1
                                     quarter end thereafter

                           (iii) Consolidated Pro Forma Debt Service Coverage Ratio. Permit the Consolidated Pro Forma Debt Service Coverage Ratio for any period of two consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:


                                                    Consolidated Pro Forma
                   Fiscal Quarter                 Debt Service Coverage Ratio
                   --------------                 ---------------------------

                     3/31/04                             1.00 to 1
                     6/30/04                             1.00 to 1
                     9/30/04                             1.25 to 1
                    12/31/04                             1.25 to 1
                     3/31/05 and each fiscal             1.50 to 1
                             quarter end thereafter


                  6.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to any Indebtedness, except:

                  (a) Indebtedness of any Loan Party pursuant to any Loan Document;

                  (b) Indebtedness of the Borrower to any Subsidiary and of any Wholly Owned Subsidiary to the Borrower or any other Subsidiary;

                  (c) Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of the Borrower or any Wholly Owned Subsidiary;

                  (d) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 6.3(f) in an aggregate principal amount not to exceed $8,500,000 at any one time outstanding;

                  (e)  Permitted Borrower Subordinated Indebtedness; and

                  (f) Hedge Agreements in respect of Indebtedness otherwise permitted hereby that bears interest at a floating rate, so long as such agreements are not entered into for speculative purposes.

                  6.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, as may be required in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety, customs and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that are not substantial in amount and that, individually or in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (f) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 6.2(d) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

                  (g)  Liens created pursuant to the Security Documents;

                  (h) any interest or title of a lessor (or sublessor) under any lease (or sublease) entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased (or subleased);

                  (i) judgment Liens with respect to judgments not in excess of $2,000,000 in the aggregate and with respect to which Lien execution has been stayed within thirty (30) days by appropriate judicial proceedings or the posting of an appeal bond or other security; and

                  (j) statutory and common law landlord's liens under leases to which the Borrower or any of its Subsidiaries is a party.

                  6.4 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary (provided that a Wholly Owned Subsidiary shall be the continuing or surviving corporation); and

                  (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly Owned Subsidiary.

                  6.5 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

                  (a) the Disposition in the ordinary course of business of obsolete or worn out property or any other property (other than voice circuit switches) which Parent deems no longer needed or useful in the conduct of the business of the Borrower and its Subsidiaries;

                  (b) the sale of inventory, capacity in a telecommunications network or dark fiber in the ordinary course of business;

                  (c)  Dispositions permitted by Section 6.4(b);

                  (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Wholly Owned Subsidiary; and

                  (e) Dispositions of (i) other property yielding gross proceeds to the Borrower and its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) not in excess of (x) $250,000 in the aggregate for any fiscal year of the Borrower and (y) $500,000 in the aggregate during the term of this Agreement and (ii) voice circuit switches.

                  6.6 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock or preferred Capital Stock (which preferred Capital Stock shall not be subject to any mandatory redemption provisions) of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any Subsidiary of the Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, or (in the case of the Borrower) return any capital of the Borrower to the Parent, or make any other payment or other distribution to the Parent or any Subsidiary of the Parent that is not the Borrower or a Subsidiary of the Borrower, in any such case, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (collectively, "Restricted Payments"), except that:

                  (a) any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary of the Borrower;

                  (b) the Borrower may pay (i) dividends to the Parent after December 31, 2003 in amounts no greater than the amounts of scheduled cash interest payments in respect of Indebtedness of the Parent the proceeds of which were used to fund Contributed Parent Indebtedness or Permitted Borrower Subordinated Indebtedness (provided that such dividends may only be paid as and when such interest becomes due and payable) and (ii) management fees to the Parent pursuant to the Management Agreement not more often than quarterly, provided that each such quarterly management fee payment shall be in an amount not to exceed (A) for any fiscal quarter of the Borrower prior to the date which the Borrower has delivered a Compliance Certificate indicating that the Consolidated Borrower Leverage Ratio as at the last day of a fiscal quarter is not greater than 3.0 to 1.00, an amount equal to the greater of (I) $4,000,000 and (II) the sum of (x) the product of $250,000 multiplied by the number of Completed Markets achieved by the Borrower and its Subsidiaries as of the end of such fiscal quarter (provided that such number of Completed Markets may not exceed 15 Completed Markets for purposes of this clause (x)) plus (y) the product of $175,000 multiplied by the number of Completed Markets achieved by the Borrower and its Subsidiaries as of the end of such fiscal quarter that are in excess of 15 Completed Markets and (B) for any other fiscal quarter, the product of 0.25 multiplied by the amount set forth below opposite the year such management fee is to be paid:



                          Year                    Amount
                          ----                    ------

                       1999-2003               $23,000,000
                         2004                   24,000,000
                   2005 - thereafter            27,500,000


; provided that no such payment may be made pursuant to the foregoing clauses
(i) and (ii), unless (A) no Default or Event of Default shall have occurred and be continuing both before and after the making of such payment and (B) the Parent and the Borrower shall have delivered to the Administrative Agent certificates demonstrating compliance, on a pro forma basis after giving effect to such payment and the application of the proceeds thereof by the Parent, with the covenants set forth in Section 6.1 and 6A.1, respectively; and

                  (c) the Borrower may reimburse the Parent for expenditures made by the Parent on behalf of the Borrower and its Subsidiaries in the ordinary course of business.

                  6.7 Capital Expenditures. Make or commit to make any Capital Expenditure (other than Capital Expenditures for additional Markets permitted by Section 6.16 funded with Contributed Capital in excess of Additional Capital), except Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business in amounts not exceeding the amount set forth below for each of the periods set forth below:



                      -------------------------------------------------------------------
                      Period                                             Amount
                      -------------------------------------------------------------------

                      1999                                                   $20,307,280
                      -------------------------------------------------------------------
                      2000                                                    53,924,410
                      -------------------------------------------------------------------
                      2001                                                    80,474,560
                      -------------------------------------------------------------------
                      2002                                                    54,479,440
                      -------------------------------------------------------------------
                      2003                                                    55,463,370
                      -------------------------------------------------------------------
                      2004                                                    48,014,860
                      -------------------------------------------------------------------
                      2005                                                    47,746,100
                      -------------------------------------------------------------------
                      2006                                                    48,250,550
                      -------------------------------------------------------------------
                      2007                                                    47,478,670
                      -------------------------------------------------------------------


provided, that (A) any amount not so expended in the period for which it is permitted may be carried over for expenditure in the next succeeding period and
(B) Capital Expenditures made pursuant hereto during any period shall be deemed made, first, in respect of amounts permitted for such period as provided above and, second, in respect of amounts carried over from the prior period pursuant to subclause (A) above.

                  6.8 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "Investments"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b)  investments in Cash Equivalents;

                  (c)  Guarantee Obligations permitted by Section 6.2;

                  (d) travel advances to employees of the Borrower or any Subsidiary of the Borrower in the ordinary course of business, and relocation and other loans to such employees not in excess of $500,000, in the case of any such employee at any one time outstanding, or $1,000,000 in the aggregate for all such employees at any one time outstanding;

                  (e)  Permitted Acquisitions;

                  (f) Investments in assets useful in the Borrower's Telecommunications Business with the proceeds of any Reinvestment Deferred Amount; and

                  (g) intercompany Investments by the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such investment, is a Wholly Owned Subsidiary;

                  (h)  Restricted Payments permitted by Section 6.6;

                  (i) Investments acquired (i) in exchange for any other Investment or any receivable in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of any Person,
         (ii) as a result of a foreclosure upon any assets securing any secured Indebtedness or (iii) in satisfaction of a judgment;

                  (j) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, workers' compensation, performance and other similar deposits in the ordinary course of business; and

                  (k) promissory notes or other Indebtedness received in connection with Dispositions permitted by Section 6.5 in an aggregate amount not to exceed $2,000,000 at any one time outstanding; provided that any such promissory note (or series of related promissory notes) payable in a principal amount equal to or greater than $50,000 shall have been delivered to the Administrative Agent to be held as Collateral pursuant to the Guarantee and Collateral Agreement.

                  6.9 Optional Payments Under and Modifications of Certain Agreements. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to any Permitted Borrower Subordinated Indebtedness or (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of (i) any Permitted Borrower Subordinated Indebtedness (other than any such amendment, modification, waiver or other change that would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon), (ii) the Management Agreement or (iii) the Stock Agreements, except, in the case of clause (ii) or
(iii) above, in a manner that, in the reasonable discretion of the Required Lenders, could not be expected to be materially adverse to the interests of the Lenders.

                  6.10 Transactions with Affiliates. Except for (i) the exercise of rights and performance of obligations under the Management Agreement in accordance with the terms thereof, (ii) the payment of reasonable and customary directors fees to, and reasonable and customary indemnity provided on behalf of, officers and directors of any Loan Party and (iii) any Restricted Payments permitted by Section 6.6 and any Investments permitted by Section 6.8, directly or indirectly enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate of the Borrower (other than the Borrower or any Wholly Owned Subsidiary) unless (a) such transaction is
(i) otherwise permitted under this Agreement, (ii) in the ordinary course of business of the Borrower or such Subsidiary, as the case may be, and (iii) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate and (b) in the case of any such transaction involving consideration in excess of $1,000,000, the Lenders shall have received prior written notice thereof.

                6.11 Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property that has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

                  6.12 Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters except with the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld.

                  6.13 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party, other than (a) this Agreement and the other Loan Documents and (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

                  6.14 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

                  6.15 Lines of Business. Enter into any business, either directly or through any Subsidiary, except for the Borrower's Telecommunications Business in the United States of America.

                  6.16 Entry Into Additional Markets. Expend an amount in excess of $250,000 in connection with the development or build-out of any Market (other than the Initial Markets) unless the following conditions shall be satisfied:
(a) the Borrower shall have given at least 15 days' prior written notice to the Administrative Agent and each Lender, (b) such Market shall have been listed on
Schedule 6.16B and (c) the Borrower shall have delivered to the Lenders a certificate of a Responsible Officer of the Borrower attaching the business plan for such Market and stating that (and setting forth in reasonable detail the relevant information) the Borrower and its Subsidiaries have a combination of
(i) cash and Cash Equivalents, (ii) unused availability under the Term Facility and (iii) unused irrevocable commitments under the Capital Call Agreement, to fund fully (taking into account its other capital requirements and other sources of funds permitted hereunder) the build-out of such Market, including start-up losses (the amount of such additional capital, the "Additional Capital").

                  SECTION 6A. NEGATIVE COVENANTS OF THE PARENT

                  The Parent hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Parent shall not, directly or indirectly:

                  6A.1.  Financial Condition Covenants.


                  (a) Consolidated Parent Debt-to-Capitalization Ratio. Permit the Consolidated Parent Debt-to-Capitalization Ratio at any time to exceed 75%.

                  (b) Consolidated Parent Leverage Ratio. From and after March 31, 2004, permit the Consolidated Parent Leverage Ratio as at the last day of any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:



                                                    Consolidated Parent
                   Fiscal Quarter                     Leverage Ratio
                   --------------                     --------------

                     3/31/04                           15.00 to 1
                     6/30/04                           11.00 to 1
                     9/30/04                            9.00 to 1
                    12/31/04                            8.00 to 1
                     3/31/05                            7.00 to 1
                     6/30/05                            7.00 to 1
                     9/30/05                            6.00 to 1
                    12/31/05                            6.00 to 1
                     3/31/06                            5.00 to 1
                     6/30/06                            5.00 to 1
                     9/30/06                            5.00 to 1
                    12/31/06 and each fiscal            5.00 to 1
                             quarter end thereafter


                  6A.2. Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

                  (a) Indebtedness outstanding on the date hereof and listed on
         Schedule 6A.2(a) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof); and

                  (b) additional Indebtedness not otherwise permitted pursuant to this Section 6A.2, provided that (i) at the time of incurrence thereof, the Parent is in compliance with the Capital Call Agreement,
         (ii) the Borrower shall have achieved at least six Completed Markets and (iii) (A) the terms of such additional Indebtedness shall not contain any cross-default provisions (but may include a cross-acceleration provision), (B) the terms of such additional Indebtedness shall not contain any financial maintenance covenants, (C) such additional Indebtedness shall not be secured by any asset of the Parent or any of its Subsidiaries (other than restricted cash or Cash Equivalents securing prefunded interest payments), (D) no portion of the principal of such additional Indebtedness shall be scheduled to be redeemed, repurchased or otherwise repaid prior to the date that is six months after the Termination Date and (E) such additional Indebtedness shall otherwise be on terms then customary for high-yield debt securities of comparable issuers.

                  6A.3. Lines of Business. Enter into any business, either directly or through any Subsidiary, except for the Parent's Telecommunications Business in North America.

                  6A.4. Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Parent to create, incur, assume or suffer to exist any Lien upon the Capital Stock of the Borrower or the network operations equipment owned by the Parent or hereafter acquired by it, to secure its obligations under the Loan Documents to which it is a party, other than this Agreement and the other Loan Documents.

                  6A.5. Changes in Fiscal Periods. Permit the fiscal year of the Parent to end on a day other than December 31 or change the Parent's method of determining fiscal quarters except with the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld.

                  6A.6. No Expenditures of Unfunded 24-Market Amount. From and after the date of incurrence by the Parent of any Indebtedness pursuant to
Section 6A.2(b), make or commit to make any payment or expenditure of any kind, other than a contribution to the capital of (or expenditure on behalf of) the Borrower, unless, on a pro forma basis after giving effect to such payment or expenditure, no Default or Event of Default shall have occurred and be continuing and the Parent shall have on deposit cash and Cash Equivalents in an aggregate amount that is greater than or equal to the Unfunded 24-Market Amount, if any, as of the date of the making of (or the commitment to make, as the case may be) such payment or expenditure.

                          SECTION 7. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this

         Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

                  (c) (i) any Loan Party shall default in the observance or performance of any agreement contained in Section 5.7(a), Section 6 or
         Section 6A of this Agreement or Sections 5.5 and 5.7(b) of the Guarantee and Collateral Agreement or (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing; or

                  (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or any Lender; or

                  (e) the Parent, the Borrower or any of their respective Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the due date thereof; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i),
         (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate (x) in the case of the Parent or any of its Subsidiaries (other than the Borrower and its Subsidiaries), $2,500,000, or (y) in the case of the Borrower and its Subsidiaries, $1,500,000; or

                  (f) (i) the Parent, the Borrower or any of their respective Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Parent, the Borrower or any of their respective Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Parent, the

         Borrower or any of their respective Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Parent, the Borrower or any of their respective Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Parent, the Borrower or any of their respective Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Parent, the Borrower or any of their respective Subsidiaries shall generally not, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other similar event or condition not in the ordinary course shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

                  (h) one or more judgments or decrees shall be entered against the Parent, the Borrower or any of their respective Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of (x) in the case of the Parent or any of its Subsidiaries (other than the Borrower and its Subsidiaries), $2,500,000 or more, or
         (y) in the case of the Borrower or any of its Subsidiaries, $1,500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) the Capital Call Agreement or any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (j) any guarantee of any Loan Party contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect while such Loan Party remains a party thereto or any Loan Party or any Affiliate of any Loan Party shall so assert; or

                  (k) (i) the Venture Investors shall cease to have the power to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of the Parent (determined on a fully diluted basis); or (ii) the Founding Stockholder (as defined in the Venture Stockholders Agreement) transfers any of its Founder's Shares (as defined therein) in violation of Section 5(a) of the Venture Stockholders Agreement; or (iii) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Venture Investors, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 35% of the combined voting power of the outstanding Capital Stock of the Parent; or (iv) any Venture Investor, together with its affiliates, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange
         Act), directly or indirectly, of more than 50% of the combined voting power of the outstanding Capital Stock of the Parent; or (v) the board of directors of the Parent shall cease to consist of a majority of Continuing Directors; or (vi) the Parent at any time shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement); or (vii) the shares of each class of outstanding Capital Stock of any Subsidiary of the Borrower shall cease to be owned by the Borrower free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement and Liens, if any, permitted by Section 6.3); or

                  (l) (i) the Parent at any time shall fail to perform any of its obligations under the Capital Call Agreement, including, without limitation, the funding of capital contributions to the Borrower in the amounts and on the dates provided for therein, or (ii) the Parent shall fail to maintain at all times cash and Cash Equivalents in an aggregate amount equal to its then-remaining obligations to the Borrower under the Capital Call Agreement; or

                  (m) any of the following events shall occur and the occurrence thereof, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect: (i) any filing with, license, permit, certification or franchise granted by, or authorization or other consent or approval of, the FCC, any PUC or any other Governmental Authority (collectively, "Regulatory Authorizations") (x) shall not be made or obtained, as the case may be, as and when required to permit (A) the continuing conduct by the Parent, the Borrower and its Subsidiaries of their respective businesses and operations in substantially the manner then being conducted and (B) the performance by each Loan Party of its obligations under the Loan Documents, or (y) shall be cancelled, terminated, rescinded, revoked, suspended, materially impaired or otherwise finally denied renewal, or shall cease to be in full force and effect, or (ii) any proceeding shall have been instituted by or shall have been commenced before any court, the FCC, any PUC or any other Governmental Authority that could reasonably be expected to result in (x) cancellation, termination, rescission, revocation, suspension, material impairment or denial of renewal of any Regulatory Authorization or (y) a modification of any Regulatory Authorization in a material adverse respect or a renewal thereof on terms that materially and adversely affect the economic or commercial value or usefulness thereof, or (iii) any material Interconnection Agreement shall be terminated and not renewed or replaced or shall be suspended or otherwise materially impaired, or shall be renegotiated and renewed or replaced on terms that materially and adversely affect the economic or commercial value or usefulness thereof, whether by action of the parties thereto or by action of or under, modification to, or rescinding of the Communications Act or any other applicable laws or regulations, in whole or in part;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                       SECTION 8. THE ADMINISTRATIVE AGENT

                  8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

                  8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  8.3 Exculpatory Provisions. Neither Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                  8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Parent or the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender, the Parent or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  8.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  8.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Parent or the Borrower and without limiting the obligation of the Parent or the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                  8.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Administrative Agent were not the Administrative Agent. With respect to its Loans made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

                  8.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, which successor Administrative Agent shall (unless an Event of Default under Section 7(a) or Section 7(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor Administrative Agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor Administrative Agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor Administrative Agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                            SECTION 9. MISCELLANEOUS

                  9.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time,
(a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) eliminate or reduce any voting rights under this Section 9.1, forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender directly affected thereby; (ii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral, release all or substantially all of the Subsidiaries from their obligations under the Guarantee and Collateral Agreement or release the Parent from its obligations under the Capital Call Agreement, in each case without the consent of all Lenders; (iii) amend, modify or waive any provision of Section 2.15 without the consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby; (iv) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the consent of all Lenders under such Facility; or (v) amend, modify or waive any provision of Section 8 without the consent of the Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Parent, the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

        The Parent:                   Gabriel Communications, Inc.
                                      16090 Swingley Ridge Road
                                      Suite 500
                                      Chesterfield, Missouri 63017
                                      Attention:  Thomas P. Erickson,
                                      Chief Financial Officer
                                      Telecopy: (314) 537-5702
                                      Telephone: (314) 537-5702

        The Borrower and              Gabriel Communications Finance Company
          its Subsidiaries:           16090 Swingley Ridge Road
                                      Suite 500
                                      Chesterfield, Missouri 63017
                                      Attention:  Thomas P. Erickson,
                                      Chief Financial Officer
                                      Telecopy: (314) 537-5702
                                      Telephone: (314) 537-5702


        The Administrative Agent:     Canadian Imperial Bank of Commerce
                                      425 Lexington Avenue
                                      New York, New York  10017
                                      Attention:  Peter Medina
                                      Telecopy:  (212) 856-3763
                                      Telephone:  (212) 856-4217;

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

                  9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  9.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder until payment in full of the Loans, interest thereon and all fees and other Obligations hereunder.

                  9.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or at such other times as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Parent, the Borrower any of its Subsidiaries or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section
9.5 shall be payable promptly after written demand therefor. Statements payable by the Borrower pursuant to this Section 9.5 shall be submitted to Thomas P. Erickson (Telephone No. (314) 537-5702) (Telecopy No. (314) 537-5702), at the address of the Borrower set forth in Section 9.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent.

The agreements in this Section 9.5 shall survive repayment of the Loans and all other amounts payable hereunder.

                  9.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Parent, the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.17, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender (an "Assignor") may, in accordance with applicable law, at any time and from time to time assign to any Lender, any affiliate of any Lender or any Approved Fund or, with the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender, any affiliate of any Lender or any Approved Fund) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its related Approved Funds, if any. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance,
(x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section 9.6, the consent of the Borrower shall not be required for any assignment that occurs when an Event of Default shall have occurred and be continuing.

                  (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

                  (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by Section 9.6(c), together with payment to the Administrative Agent of a registration and processing fee of $4,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

                  (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 9.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                  (g) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

                  9.7 Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 7, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Parent or the Borrower, any such notice being expressly waived by the Parent and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Parent or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Parent or the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  9.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  9.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Parent, the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

                  9.12 Submission To Jurisdiction; Waivers. Each party to this Agreement hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Parent or the Borrower, as the case may be at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  9.13 Acknowledgements. Each of the Parent and the Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Parent or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Parent and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Parent, the Borrower and the Lenders.

                  9.14 Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 9.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 9.1 or (ii) under the circumstances described in paragraph (b) below.

                  (b) At such time as the Loans and the other obligations under the Loan Documents (other than obligations under or in respect of Hedge Agreements) shall have been paid in full and the Commitments have been terminated, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

                  9.15 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender, any Affiliate of any Lender or any Approved Fund, (b) to any Transferee or prospective Transferee that agrees to comply with the provisions of this Section, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its Affiliates, (d) if required by any Governmental Authority having jurisdiction over the Administrative Agent or such Lender, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

                  9.16 WAIVERS OF JURY TRIAL. THE PARENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   GABRIEL COMMUNICATIONS, INC.

                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:


                                   GABRIEL COMMUNICATIONS FINANCE COMPANY

                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:


                                   CANADIAN IMPERIAL BANK OF COMMERCE,
                                   as Administrative Agent

                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                   CIBC INC.

                                   By:
                                      ------------------------------------------

                                      Name:

                                      Title:

                                   BARCLAYS BANK PLC

                                   By:
                                      ------------------------------------------

                                      Name:

                                      Title:

                                   GENERAL ELECTRIC CAPITAL CORPORATION

                                   By:
                                      ------------------------------------------

                                      Name:

                                      Title:

                                   NEWCOURT COMMERCIAL FINANCE CORPORATION

                                   By:
                                      ------------------------------------------

                                      Name:

                                      Title:

                                   UNION BANK OF CALIFORNIA, N.A.

                                   By:
                                      ------------------------------------------

                                      Name:

                                      Title:

                                                                         Annex A



--------------------------------------------------------------------------------
                                  Pricing Grid
--------------------------------------------------------------------------------
   Consolidated Borrower      Applicable Margin for     Applicable Margin for
      Leverage Ratio             Eurodollar Loans            ABR Loans
--------------------------------------------------------------------------------
         > 12:1                       3.75%                     2.75%
--------------------------------------------------------------------------------

    >10:1(pound)12:1                  3.50%                     2.50%
--------------------------------------------------------------------------------

     >8:1(pound)10:1                  3.25%                     2.25%
--------------------------------------------------------------------------------

      >6:1(pound)8:1                  3.00%                     2.00%
--------------------------------------------------------------------------------

       (pound) 6:1                    2.75%                     1.75%
--------------------------------------------------------------------------------


Changes in the Applicable Margin resulting from changes in the Consolidated Borrower Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to
Section 5.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Borrower Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 12.0 to 1.0. In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Borrower Leverage Ratio shall for the purposes of this definition be deemed to be greater than 12.0 to 1.0. Each determination of the Consolidated Borrower Leverage Ratio pursuant to this pricing grid shall be made with respect to (or, in the case of Consolidated Total Debt, as at the end of) the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.

                                                                   SCHEDULE 1.1A


                                   COMMITMENTS


   ----------------------------------------------------------------------------------------------------------

   Lender                                                    Revolving                           Term
   ------                                                    Commitment                       Commitment
                                                             ----------                       ----------
   ----------------------------------------------------------------------------------------------------------

   CIBC Inc.                                               $2,222,222.22                    $17,777,777.78

   Barclays Bank PLC                                       $2,222,222.22                    $17,777,777.78

   General Electric Capital Corporation                    $2,222,222.22                    $17,777,777.78

   Newcourt Commercial Finance Corporation                 $2,222,222.22                    $17,777,777.78

   Union Bank of California, N.A.                          $1,111,111.11                     $8,888,888.90

            Total                                           $10,000,000                       $80,000,000
                                                            ===========                       ===========
   ----------------------------------------------------------------------------------------------------------

                                                                   SCHEDULE 1.1B

                                VENTURE INVESTORS



ROBERT A. BROOKS
         Brooks Investments, L.P.
         RAB Partnership, L.P.


GOLDMAN SACHS
         Stone Street Fund 1998, L.P.
         Bridge Street Fund 1998, L.P.
         GS Capital Partners III, L.P.
         GS Capital Partners III Offshore, L.P.
         Goldman Sachs & Co Verwaltungs GMbH


THE PRITZKER ORGANIZATION
         Don Investment Group, LP


CENTENNIAL FUNDS, LP
         Centennial Funds V, L.P.
         Centennial Entrepreneurs Fund V, L.P.


TELECOM PARTNERS, LP
         Telecom Partners II, L.P.


ONELIBERTY VENTURES, LP
         OneLiberty Advisors Fund IV, L.P.
         OneLiberty Fund IV, L.P.



NORWEST
         Norwest Equity Partners VI, L.P.


CHASE CAPITAL PARTNERS
         Chase Venture Capital Associates, L.P.


J.H. WHITTNEY & CO.
         J. H. Whittney, L.P.
         Whitney Strategic Partners III, L.P.

                                                                    SCHEDULE 3.4


                  CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES


Collateral assignment of Kansas CLEC authority -- Gabriel Communications of Kansas, Inc. is required to file an application pursuant to K.S.A. 66-136 for approval of the assignment of the Kansas CLEC authority pursuant to Section 3.2 of the Guarantee and Collateral Agreement, and such assignment is subject to receipt of that approval.

                                                                SCHEDULE 3.19(A)

                            UCC FILING JURISDICTIONS






GABRIEL COMMUNICATIONS, INC.

Delaware Secretary of State
Delaware Secretary of State (transmitting utility filing)
Missouri Secretary of State
Missouri Secretary of State (transmitting utility filing)
St. Louis County, Missouri

GABRIEL COMMUNICATIONS FINANCE COMPANY

Delaware Secretary of State
Delaware Secretary of State (transmitting utility filing)
Missouri Secretary of State
Missouri Secretary of State (transmitting utility filing)
St. Louis County, Missouri

GABRIEL COMMUNICATIONS OF ARKANSAS, INC.

Delaware Secretary of State
Delaware Secretary of State (transmitting utility filing)
Missouri Secretary of State
Missouri Secretary of State (transmitting utility filing)
St. Louis County, Missouri
Arkansas Secretary of State
Arkansas Secretary of State (transmitting utility filing)
Pulaski County, Arkansas

GABRIEL COMMUNICATIONS OF ILLINOIS, INC.

Delaware Secretary of State
Delaware Secretary of State (transmitting utility filing)
Missouri Secretary of State
Missouri Secretary of State (transmitting utility filing)
St. Louis County, Missouri

GABRIEL COMMUNICATIONS OF INDIANA, INC.

Delaware Secretary of State
Delaware Secretary of State (transmitting utility filing)
Missouri Secretary of State
Missouri Secretary of State (transmitting utility filing)
St. Louis County, Missouri

GABRIEL COMMUNICATIONS OF KANSAS, INC.

Delaware Secretary of State
Delaware Secretary of State (transmitting utility filing)
Missouri Secretary of State
Missouri Secretary of State (transmitting utility filing)
St. Louis County, Missouri
Kansas Secretary of State
Kansas Secretary of State (transmitting utility filing)
Sedgwick County, Kansas
Johnson County, Kansas

GABRIEL COMMUNICATIONS OF KENTUCKY, INC.

Delaware Secretary of State
Delaware Secretary of State (transmitting utility filing)
Missouri Secretary of State
Missouri Secretary of State (transmitting utility filing)
St. Louis County, Missouri

GABRIEL COMMUNICATIONS OF MISSOURI, INC.

Delaware Secretary of State
Delaware Secretary of State (transmitting utility filing)
Missouri Secretary of State
Missouri Secretary of State (transmitting utility filing)
St. Louis County, Missouri
Greene County, Missouri

GABRIEL COMMUNICATIONS OF OHIO

Delaware Secretary of State
Delaware Secretary of State (transmitting utility filing)
Missouri Secretary of State
Missouri Secretary of State (transmitting utility filing)
St. Louis County, Missouri

GABRIEL COMMUNICATIONS OF OKLAHOMA, INC.

Delaware Secretary of State
Delaware Secretary of State (transmitting utility filing)
Missouri Secretary of State
Missouri Secretary of State (transmitting utility filing)
St. Louis County, Missouri
Tulsa County, Oklahoma
Oklahoma County, Oklahoma
Oklahoma Secretary of State (transmitting utility filing)

GABRIEL COMMUNICATIONS OF TEXAS, INC.

Delaware Secretary of State
Delaware Secretary of State (transmitting utility filing)
Missouri Secretary of State
Missouri Secretary of State (transmitting utility filing)
St. Louis County, Missouri

                                                                   SCHEDULE 3.15

                                  SUBSIDIARIES




                                                       Jurisdiction       % of Capital Stock
                Name                                 of Incorporation     Owned by Borrower
                ----                                 ----------------     ------------------
Gabriel Communications of Arkansas, Inc.                 Delaware               100%

Gabriel Communications of Illinois, Inc.                 Delaware               100%

Gabriel Communications of Indiana, Inc.                  Delaware               100%

Gabriel Communications of Kansas, Inc.                   Delaware               100%

Gabriel Communications of Kentucky, Inc.                 Delaware               100%

Gabriel Communications of Missouri, Inc.                 Delaware               100%

Gabriel Communications of Ohio, Inc.                     Delaware               100%

Gabriel Communications of Oklahoma, Inc.                 Delaware               100%

Gabriel Communications of Texas, Inc.                    Delaware               100%

                                                                  SCHEDULE 6.16A

                                 INITIAL MARKETS


The Board of Directors of Gabriel Communications, Inc. has approved entry into the following Markets and environs:

         St. Louis, Missouri
         Kansas City, Missouri & Kansas City, Kansas
         Springfield, Missouri
         Wichita, Kansas
         Little Rock, Arkansas
         Tulsa, Oklahoma
         Oklahoma City, Oklahoma
         Indianapolis, Indiana
         Akron, Ohio
         Dayton, Ohio
         Cincinnati, Ohio
         Columbus, Ohio
         Louisville, Kentucky
         Lexington, Kentucky

                                                                  SCHEDULE 6.16B

                               ADDITIONAL MARKETS

Abilene, TX                              Columbus, GA                          Honolulu, HI
Albany, GA                               Corpus Christi, TX                    Houma, WA
Albany, NY                               Dallas - Fort Worth, TX               Houston, TX
Albuquerque, NM                          Danville, VA                          Huntington, WV
Alexandria, LA                           Davenport, IA                         Huntsville, AL
Allentown, PA                            Daytona Beach, FL                     Jackson, MI
Altoona, PA                              Decatur, AL                           Jackson, MS
Amarillo, TX                             Decatur, IL                           Jacksonville, FL
Anchorage, AK                            Denver, CO                            Jacksonville, NC
Anniston, AL                             Des Moines, IA                        Jamestown, NY
Appleton, WI                             Detroit, MI                           Janesville-Belkoit, WI
Asheville, NC                            Dothan, AL                            Johnson City, TN
Athens, GA                               Dover, DE                             Johnstown, PA
Atlanta, GA                              Duluth, MN                            Joplin, MO
Augusta, GA                              Eau Claire, WI                        Kalamazoo, MI
Austin, TX                               El Paso, TX                           Killeen, TX
Bakersfield, CA                          Elkhart-Goshen, IN                    Knoxville, TN
Barnstable-Yarmouth, MA                  Erie, PA                              LaCrosse, WI-MN
Baton Route, LA                          Eugene, OR                            Lafayette, IN
Beaumont, TX                             Evansville, IN                        Lafayette, LA
Bellingham, WA                           Fargo-Moorhead, ND-MN                 Lake Charles, LA
Benton Harbor, MI                        Fayetteville, AR                      Lakeland, FL
Billings, MT                             Fayetteville, NC                      Lancaster, PA
Biloxi, MS                               Flagstaff, AZ                         Lansing, MI
Binghamton, NY                           Florence, AL                          Laredo, TX
Birmingham, AL                           Florence, SC                          Las Cruces, NM
Bloomington, IN                          Fort Collins, CO                      Las Vegas, NV
Bloomington-Normal, IL                   Fort Myers, FL                        Lawton, OK
Boise, ID                                Fort Pierce, FL                       Lima, OH
Boston, MA                               Fort Smith, AR-OK                     Lincoln, NE
Brownsville, TX                          Fort Walton Beach, FL                 Longview, TX
Bryan-College Station, TX                Fort Wayne, IN                        Lubbock, TX
Buffalo, NY                              Fresno, CA                            Lynchburg, VA
Burlington, VT                           Gainesville, FL                       Macon, GA
Canton, OH                               Glens Falls, NY                       Madison, WI
Cedar Rapids, IA                         Goldsboro, NC                         Mansfield, OH
Charles, SC                              Grand Forks, ND-MN                    McAllen, TX
Charleston, WV                           Grand Junction, CO                    Medford-Ashland, OR
Charlotte, NC                            Grand Rapids, MI                      Melbourne, FL
Charlottesville, VA                      Green Bay, WI                         Memphis, TN
Chattanooga, TN                          Greensboro, NC                        Merced, CA
Chico-Paradise, CA                       Greenville, NC                        Miami, FL
Clarksville-Hopkinsville, TN-KY          Greenville, SC                        Milwaukee, WI
Cleveland, OH                            Harrisburg, PA                        Minneapolis - St. Paul, MN
Colorado Springs, CO                     Hartford, CT                          Mobile, AL
Columbia, MO                             Hattiesburg, MS                       Modesto, CA
Columbia, SC                             Hickory, NC                           Monroe, LA

Montgomery, AL                           Santa FE, NM
Muncie, IN                               Sarasota, FL
Myrtle Beach, SC                         Savannah, GA
Naples, FL                               Scranton, PA
Nashville, TN                            Seattle, WA
New London, CT                           Sharon, PA
New Orleans, LA                          Sheboygan, WI
Norfolk, VA                              Shreveport, LA
Ocala, FL                                Sioux City, IA-NE
Odessa, TX                               Sioux Falls, SD
 Omaha, NE                               South Bend, IN
Orlando, FL                              Spokane, WA
Panama City, FL                          Springfield, MA
Parkersburg-Marietta, WV-OH              St. Cloud, MN
Pensacola, FL                            State College, PA
Peoria, IL                               Steubenville-Weirton, OH-WV
Philadelphia, PA                         Stockton, CA
Phoenix, AZ                              Sumter, SC
Pittsburgh, PA                           Syracuse, NY
Portland, ME                             Tallahassee, FL
Portland, OR                             Tampa, FL
Promo, UT                                Terre Haute, IN
Providence, RI                           Texarkana, TX-AR
Pueblo, CO                               Toledo, OH
Punta Gorda, FL                          Topeka, KS
Raleigh-Durham, NC                       Tucson, AZ
Reading, PA                              Tuscaloosa, AL
Redding, CA                              Tyler, TX
Reno, NV                                 Utica, NY
Richland-Kennewick-Pasco, WA             Visalia, CA
Richmond, VA                             Waco, TX
Roanoke, VA                              Washington, DC
Rochester, MN                            Waterloo-Cedar Falls, IA
Rochester, NY                            Wausau, WI
Rockford, IL                             West Palm Beach, FL
Rocky Mount, NC                          Wheeling WV
Sacramento, CA                           Wichita Falls, TX
Sagina, MI                               Williamsport, PA
Salinas, CA                              Wilmington, NC
Salt Lake City, UT                       Yakima, WA
San Angelo, TX                           York, PA
San Antonio, TX                          Youngstown, OH
San Diego, CA                            Yuba City, CA
San Francisco, CA                        Yuma, AZ
San Luis Obispo, CA
Santa Barbara, CA

                                                                SCHEDULE 6A.2(a)





                          EXISTING PARENT INDEBTEDNESS



                                     -None-